SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                            --------------------------


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            --------------------------


                           SPECTACULAR ATTRACTIONS INC.
                  (Name of small business issuer in its charter)

     British Columbia                       7999
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employee
incorporation or organization)  Classification Code Number)  Identification No.)

            501-1200 West Pender Street, Vancouver, BC, Canada, V6E 2S9
                             Telephone (604) 662-3444
           (Address and telephone number of principal executive offices)

                                      *******
             (Name, address and telephone number of agent for service)


                            --------------------------


                   Approximate date of proposed sale to the public:
  As soon as possible after the effective date of this registration statement.


                            --------------------------


  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box                                                /X/

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
statement for the same offering.                                             / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       / /

  If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       / /

  If delivery of the prospectus is expected to be pursuant to Rule 434, please
check the following box.                                                     / /

CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------


Title of each class of                                                     Proposed maximum
  securities to be             Proposed Amount      Proposed maximum      aggregate offering       Amount of
    registered                to be registered  offering price per unit         price           registration fee
    Common Shares             1,000,000                 $2.00              $2,000,000              $530.00
Common shares held by
 selling shareholders         5,275,000                 $0.08 (1)            $435,000              $115.28
   TOTAL                      6,275,000                                    $2,435,000              $645.28
------------------------------------------------------------------------------------------------------------------


 1. There is no current market for the securities and the price at which the common shares held by the Selling Shareholders will be sold is unknown. Pursuant to Rule 457 (f) (2), the registration fee is based upon the estimated per share of common share book value of $0.08








                            --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.






--------------------------------------------------------------------------------


                                   PROSPECTUS
                               December 30, 2000


                            --------------------------


                           SPECTACULAR ATTRACTIONS INC.
                                    ("SAI")


                            --------------------------


                  Up to 1,000,000 Common Shares Offered by SAI
           Plus 5,275,001 Common Shares Offered by Selling Shareholders


                            --------------------------


The shares covered by this prospectus consist of the following:

   (1) We are registering to sell to new investors up to 1,000,000 common shares at prevailing market prices or in negotiated transactions with new investors.

   (2) The selling shareholders named in this prospectus are offering 5,275,001 common shares offered through this prospectus. See the section entitled "Selling Shareholders." The shares were acquired by the selling shareholders either directly from us in private offerings that were exempt from registration under US securities laws or in private purchases that were exempt from registration under US securities laws from shareholders who had previously acquired such shares directly from us. See the section entitled "Description of Securities."

   Our common shares are not presently traded on any market or securities exchange.

   This is our initial public offering of common shares. Neither the selling shareholders nor we have entered into any underwriting arrangements. The prices for the common shares may be the market prices prevailing at the time of transfer, prices related to the prevailing market prices, or negotiated prices. The selling shareholders may pay brokerage fees or commissions in connection with sales of the common shares. We will only receive proceeds from the sale of those shares offered by us.

THE PURCHASE OF THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. FOR INFORMATION REGARDING THE RISKS RELATING TO THE COMPANY, SEE
"RISK FACTORS" ON PAGES 6 THROUGH 12 OF THIS PROSPECTUS .

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus is December 30, 2000.

                            TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS                                                     5

SUMMARY INFORMATION                                                            5

   Summary of Our Business                                                     5

RISK FACTORS                                                                   6

   A.    Risks Relating to Our Common Shares                                   6
      Possible Loss of Entire Investment                                       6
      No Public Market for Common Stock                                        7
      Penny Stock Regulation                                                   7
      Shares Eligible for Sale                                                 8
      Possible Issuance of Additional Shares in the Future                     8
      Absence of Dividends; Dividend Policy                                    8
   B.    Risks Related to the Business and Operations of the Company           8
      Brief Business History and Lack of Prior Operations                      8
      Need for Experienced Management and Key Employees/Limited Experience
      of Senior Management                                                     9
      Substantial Competition                                                 10
      Dependence on Suppliers and Third Parties                               10
      Need for Complex National and Global Marketing                          10
      Operating Location Short Term Contract Risk                             10
      Market Acceptance of Our Attractions and Services                       10
      Reliance on One Product and Uncertainty of New Product Development
      or Acquisition                                                          11
      Attraction Reliability                                                  11
      Risk of Obsolescence                                                    11
      Seasonal Weather Dependent Business                                     12

USE OF PROCEEDS                                                               12

DETERMINATION OF OFFERING PRICE                                               12

DILUTION                                                                      12

SELLING SECURITY HOLDERS                                                      12

PLAN OF DISTRIBUTION                                                          17

LEGAL PROCEEDINGS                                                             18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                  18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                19

DESCRIPTION OF SECURITIES                                                     22

   Authorized and Issued Capital                                              22

   General Provisions of Common Shares                                        22

INTERESTS OF NAMED EXPERTS AND COUNSEL                                        22

THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES          23

ORGANIZATION WITHIN THE LAST FIVE YEARS                                       23

DESCRIPTION OF THE BUSINESS                                                   24

   General                                                                    24

   Principal Products and Services                                            24

   Climbing Wall Suppliers                                                    25

   Equipment                                                                  25

   Marketing                                                                  25

   Competition                                                                26

   Regulation and Safety                                                      26

   Management & Employees                                                     26

   Reports to Security Holders                                                27

MANAGEMENT S DISCUSSION AND ANALYSIS                                          27

DESCRIPTION OF PROPERTY                                                       28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.                               28

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      29

EXECUTIVE COMPENSTION                                                         31

FINANCIAL STATEMENTS                                                          32

EXHIBITS                                                                      42




Until               ,2001 all dealers that effect transactions in these
      --------------
securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation when acting as underwriters and with respect to their unsold allotments or subscriptions.

FORWARD-LOOKING STATEMENTS
--------------------------

     This prospectus contains forward-looking statements. We use words like "believes," "expects," "intends," "anticipates," "plans," "projects" "will" or "estimates" in this prospectus including references to:

   *   our growth strategies,
   *   our products and services and planned products and services,
   *   our need for additional financing,
   * our need for and uncertainty with respect to necessary regulatory clearances,
   * the commercial acceptance of our products and services and planned products and services, and
   * our ability to successfully commercialize our products and services and to achieve profitability in general.

When we use these words and statements they identify "forward-looking" statements that by their nature are subject to many varied uncertainties and risks. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the Risk Factors section and elsewhere in this prospectus. You should review the "Risk Factors" below for a discussion of some of these risks. We are making these statements only as of the date of this prospectus. We have no obligation to update or revise these statements if circumstances or our expectations change.



--------------------------------------------------------------------------------



SUMMARY INFORMATION
-------------------

This section is only a summary. It does not contain all of the information important to you. You should read this prospectus completely and carefully before deciding whether to invest.

Summary of Our Business

We were incorporated on December 3, 1999 under the laws of the Province of British Columbia, Canada. Our principal office is located at 501 - 1200 West Pender Street, Vancouver, British Columbia, Canada V6E 2S9.

We are an owner and operator of climbing wall attractions. We operate as a concessionaire within the amusement and theme park industry.

To date we have focused on the commercialization of climbing wall attractions by installing and operating those attractions as a concessionaire within the amusement and theme park industry. Within the amusement and theme park industry a concessionaire is granted by the amusement or theme park the right to install the attraction and offer the attraction and related services to park guests for a price and, in return, the concessionaire pays to the amusement or theme park a fee calculated as a percentage of the gross revenues from the attraction.

We currently own and operate climbing wall attractions in a total of six amusement and theme parks in the United States.

We intend to develop into a major provider of concessionaire attractions and services to the amusement and theme park industry and thereafter to expand into other similar high pedestrian traffic markets including locations such as major zoos, aquariums, ski resorts, cruise ships, beach resorts and malls. We intend to build this business nationally and then expand internationally. We will build our business using a four-pronged approach:

   * by securing additional amusement or theme park locations for climbing wall attractions;
   * by expanding with our existing amusement and theme park locations by adding additional attractions;
   * by acquiring other concessionaire operators within the amusement and theme park industry and
   * by securing high pedestrian traffic locations outside of amusement and theme park venues for various concessionaire attractions.

We believe that by offering a varied and novel selection of attractions and providing superlative customer service we can achieve a significant penetration of our target markets and secure our stated position as a major provider of concessionaire attractions, initially nationally and ultimately internationally.

RISK FACTORS
------------

An investment in our common shares involves a high degree of risk.

You should carefully consider the risks and uncertainties described below together with the other information in this prospectus and any other filings we may make with the Securities and Exchange Commission before deciding whether to invest in our common shares.

If we do not successfully address any of the risks described below and any of them do occur there could be a material adverse effect on our business, financial condition and results of operations, and the trading price of our common shares may decline and you may lose all or part of your investment.

We cannot assure you that we will successfully address all of these risks.


A.    Risks Relating to Our Common Shares

Possible Loss of Entire Investment

We were incorporated on December 3, 1999 and have operated for only one season. As at November 30, 2000 we had incurred an operating loss $2,372 and had cash on hand of $41,992. Given our limited operating history and our need for additional capital to fund our further growth and expansion plans, an investment in our common shares involves a high degree of risk, and should not be purchased by any person who cannot afford to lose their entire investment. A purchase of our common shares is currently "unsuitable" for you if cannot afford to lose your entire investment.

Although we generated a small operating profit during our first operating season there is no certainty that we will be able to maintain our existing business operations in their present form. Further, we intend to replace and upgrade certain existing climbing wall attractions, to acquire additional climbing walls and other attractions for anticipated new amusement and theme park locations, to acquire other concessionaire operators as part of our planned business growth and seek other non-amusement and theme park locations for concessionaire attraction operations. In so doing we will incur significant capital expenditures and start-up costs which could result in losses and negative cash flow from operating activities during the next few years. There is no assurance that we will be able to obtain sufficient debt or equity financing or achieve or sustain profitability or positive cash flow from operating activities in the future or that we will generate sufficient cash flow to service any debt requirements.


No Public Market for Common Stock

We expect that our common shares will be quoted on the National Association of Securities Dealers over-the-counter electronic bulletin board. However, there is no certainty that that listing or any other stock exchange listing will occur. If there is no listing for our common shares then any common shares purchased by you will not be tradable.

If a listing for our common shares is achieved then our strategy is to develop a public market for our common shares by soliciting brokers to become market makers of the stock. There can be no assurance that a stable market for our common shares will ever develop or, if it should develop, be sustained. You should assume that the market for our common shares will be highly illiquid, sporadic and volatile. You should not purchase our common shares if you cannot afford to lose your entire investment.

We are required to maintain status as a reporting issuer under the Securities Exchange Act of 1934 in order to be traded by broker-dealers regulated by the National Association of Securities Dealers. If we cease to be a reporting issuer, we may encounter difficulty in maintaining or expanding a trading market in the near term, if at all, and you may not be able to sell your shares in the public market. While we intend to maintain our status as a reporting issuer under the Exchange Act, there can be no assurance that we can or will maintain such status.


Penny Stock Regulation

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 per share excepting certain securities registered on specified national securities exchanges or quoted on the National Association of Securities Dealers National Market System, if current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, before consummation of a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and ask quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, before consummation of a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements often have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules. Our common shares are currently subject to the penny stock rules, and accordingly, investors may find it difficult to sell their common shares, if they can be sold at all.


Shares Eligible for Sale

We are also qualifying for sale by selling shareholders 5,275,000 common shares currently subject to trading restrictions. One million three hundred thousand of those common shares that are owned beneficially by our directors and officers may only be sold in limited amounts namely, in a three-month period at the rate not exceeding one percent of the published issued common shares or the weekly volume in the four weeks preceding a required filing. Three million eight hundred seventy-five thousand non-affiliate common shares will be available for sale by selling shareholders on an unlimited basis. If a substantial number of these common shares are offered for sale or sold in the market then the market price of our common shares could be affected adversely.


Possible Issuance of Additional Shares in the Future

Our Memorandum authorizes the issuance of 100,000,000 common shares without par value. We may issue all those common shares that are not yet issued without stockholder approval. We may issue some or all of such common shares to acquire one or more businesses or other types of property or to provide additional financing. The issuance of those common shares may result in a reduction of the book value or market price of our outstanding common shares. If we issue any additional common shares then that issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of our voting control.


Absence of Dividends; Dividend Policy

We have never paid dividends on our common shares and we do not anticipate paying any dividends on our common stock in the foreseeable future. The declaration and payment of dividends is subject to the discretion of our board of directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, and restrictions in loan agreements, if any, and such other factors as our board of directors may deem relevant.


B.    Risks Related to the Business and Operations of the Company

Brief Business History and Lack of Prior Operations

We were incorporated on December 3, 1999 and commenced business operations in 2000. Of our six amusement and theme park locations only one climbing wall attraction operated for the entire year 2000 season. Three climbing wall attractions commenced operations part way through the year 2000 operating season and two climbing wall attractions and their operating locations were acquired after the end of the year 2000 operating season. To November 30, 2000 we had incurred an operating loss of $2,372 on revenues of $246,926.

We have minimal revenues and small profits, both of which are based on an operating history of only one year. Accordingly, we cannot provide you with any assurance that we will operate at a profitable level in the future.

Our business involves the acquisition and marketing of novel attractions to the amusement and theme park industry and subsequently the continued acceptance of those attractions by park guests whose appetite for thrills is often fickle. Future development and operating results will depend on many factors, including:

   *   the demand for our attractions and operating services,

   *   competition from other climbing wall concessionaires,

   *   competition from concessionaires operating other attractions,

   * success in securing new operating locations for climbing wall attractions,

   *   success in identifying and securing new attractions,

   *   success in marketing new attractions to existing locations and

   *   controlling costs.

In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, which can be characterized by intense competition and rapidly changing often-fickle guest appetites for thrill attractions.

There can be no assurance that our financial forecasts will be achieved.


Need for Experienced Management and Key Employees/Limited Experience of Senior Management

Senior management brings a wide variety of experiences in establishing and growing businesses in other fields but has only limited experience with the concessionaire operation of amusement attractions within the amusement and theme park industry. While management has limited experience within our business sector, we have secured and are reliant upon the contract services of personnel proficient in rock climbing and having direct experience in the concessionaire operation of climbing wall attractions within the amusement and theme park industry.

We are a small company and are highly dependent upon the services of our small management team, particularly John Cumming for corporate development and corporate finance services, and Casey Forward for financial control and accounting. As we are still a start-up enterprise and have not established a substantial internal management system, secured our own operating personnel and developed other required resources we depend substantially upon outside contractors for several other critical elements of our business including, among other things, climbing wall operations, human resources and accounting and payroll services including Sean Fader in climbing wall operations and Stacy Clark in human resources. The loss of the services of any one of these persons, or an inability to recruit and retain qualified replacement personnel, could have a material adverse effect on our ability to successfully conclude our business objectives.

We have no plans to obtain key person life insurance for our officers, directors or key contract personnel.

Substantial Competition

The amusement and theme park industry is characterized by rapidly changing guest appetites for new attractions and intense competition amongst concessionaires to provide those attractions. We will be at a disadvantage compared to other companies that may have their own design and technical staffs, construction capabilities, established market shares and greater financial and operational resources than we have. There can be no assurance that we will be able to successfully compete. There can be no assurance that our competitors will not succeed in developing new attractions that are more attractive or more effectively marketed than our attractions, or that are considered by park guests to be more attractive thereby rendering our climbing wall attractions or other attractions obsolete. We believe that the increasing number of new attractions being developed for the market and the desire of other companies to obtain market share will result in increased competition and may result in decreased revenue shares. Revenue share reductions by us in response to competitive pressure would have a material, adverse effect on our business, financial condition, and results of operations.


Dependence on Suppliers and Third Parties

We rely on outside manufacturers to build our climbing wall attractions to order and on third party suppliers for supplementary equipment. There can be no assurance that climbing wall attractions and supplementary equipment from outside suppliers will continue to be available in adequate quantities or at appropriate times or at affordable prices. An inability to obtain climbing walls when required or to obtain supplementary equipment in sufficient quantities at reasonable cost could have a material adverse affect on our business, financial condition and results of operations.


Need for Complex National and Global Marketing

The successful execution of our business plan entails marketing of our concessionaire attractions and services on first a national and then a global basis to sophisticated corporate organizations. There is no guarantee that we will be successful in managing such a complex marketing strategy and be able to make a financially viable penetration as a concessionaire into the amusement and theme park industry or other target markets on a timely basis.


Operating Location Short Term Contract Risk

Concessionaire contracts within the amusement and theme park industry are for relatively short terms, normally from one to three years. We depend upon securing contracts for new operating locations and renewing current contracts within our existing amusement and theme park locations as those contracts come due. There is no assurance that contracts for existing locations will be renewed or that new locations will be secured. Failure to secure and maintain our concessionaire contracts would have a material adverse effect on our business and financial viability.


Market Acceptance of Our Attractions and Services

There can be no assurance that our attractions will be accepted or widely accepted by amusement and theme park management or, even after acceptance by management and installation, that they will be popular with amusement and theme park guests.

The market acceptance of our concessionaire attractions and services is in its early stages. The demand and market acceptance for recently introduced concessionaire attractions and services is subject to a high level of uncertainty and risk. It is impossible to accurately predict the future growth rate, if any, and size of this market because the market penetration rate for our attractions within the amusement and theme park industry is still evolving. There is no assurance that the anticipated markets for our particular attractions beyond amusement and theme parks will emerge or become sustainable. If any of our target markets fail to develop, develop more slowly than expected or become saturated with competitors, or if our attractions do not achieve or sustain both target market and guest acceptance, our business, results of operations and financial condition will be materially and adversely affected.


Reliance on One Product and Uncertainty of New Product Development or
Acquisition

We presently have only one attraction, namely the climbing walls. We need either to develop or to identify and acquire additional novel attractions to provide a larger base, to provide more sustainable operations and to remove the risk of relying on one product. If our single product loses its attractiveness to amusement and theme park guests before we find suitable replacement products we would suffer sever economic consequences.


Attraction Reliability

Our climbing attractions are relatively new to their respective markets and lack extensive field operating experience. While we acquire our climbing walls from suppliers believed to be reliable and the walls have been tested for failure in certain circumstances, there can be no assurance that our climbing walls and other new attractions that may be acquired in the future will continue to operate satisfactorily after sustained field use. If an attraction was discovered to have a serious defect which either could not be remedied or could not be remedied at a reasonable cost such defect could result in the retirement of all such attractions within the market and would have a material adverse effect on our business and financial condition.

We installed and operate six walls at amusement and theme parks in the United States. If either our climbing wall attractions or our staff fail to perform properly, significant personal injury, property damage or death could arise from accidents resulting from such failure. Although we maintain liability insurance, there is no assurance that the amount of coverage will be sufficient in the event of a claim, or that thereafter coverage will continue to be available to us on reasonable terms and conditions or at all. Further, as safety is of paramount concern in the amusement and theme park industry, an accident causing serious injury could result in the cancellation of one or all of our concessionaire contracts irrespective of any applicable insurance coverage.


Risk of Obsolescence

We are dependent upon what we perceive as an advantage based on having access to a special expertise, namely rock climbing skills as applied to the amusement and theme park industry, and a special attraction, namely climbing walls which are perceived as being part of the extreme sport movement. There can be no assurance that we will be able to obtain or maintain such advantage. Failure to do so would have substantial adverse consequences to our business. User decline and the resulting obsolescence of our attractions is a possibility. There is no assurance that our competitors will not succeed in marketing similar or replacement attractions and services, or that they will not develop attractions that are more compelling to park management or to park guests. Accordingly, our ability to compete will be dependent on timely enhancement of our walls and the identification, acquisition and marketing of new attractions. There is no assurance that we will be able to keep pace with the changing appetites of amusement and theme park guests or that our attractions will not become obsolete.

Seasonal Weather Dependent Business

Our business is of a seasonal nature and as such subject to fluctuating cash flows, new season start-up costs and a seasonal labor force that changes annually. Failure to cope with these challenges successfully would have a material adverse effect on our business and financial condition.

Our business is weather dependent. Unseasonably poor weather at any of our operating locations will reduce the numbers of guests visiting those amusement parks, which in turn will result in reduced gross revenues to us. A substantial downturn in our anticipated revenues would have a material adverse effect on our business and financial condition.


USE OF PROCEEDS
---------------

We will receive proceeds of up to $2,000,000 if the common shares offered by us are successfully sold at the maximum price. The net proceeds are not allocated to specific proposed expenditures. We will use such proceeds to fund general business and operations including marketing of our concessionaire services to amusement and theme parks and to fund our planned expansion by way of asset and /or corporate acquisitions.

We will not receive any proceeds from the sale of common shares by the Selling Shareholders described in this prospectus.


DETERMINATION OF OFFERING PRICE
-------------------------------

There is no established market price for the common shares being registered.

We will not determine the offering price. The offering price will be determined by independent market factors and by the independent decisions of the Selling Shareholders.


DILUTION
--------

Since incorporation we have sold 4,300,001 common shares at $0.01 per share and 975,000 common shares at $0.50 per share. If you purchase common shares on this offering then there will be a material dilution of your equity interest.
The net tangible book value before the distribution was $0.10 per common share. Assuming that the distribution is fully subscribed then the net tangible book value of our common shares following the distribution will be $0.40 per common share. The increase in the net tangible book value attributable to your purchase of the offered common shares will be $0.30 per common share. The immediate dilution from the public offering price subscribed by you will be $1.60 per common share.


SELLING SECURITY HOLDERS
------------------------

This registration statement covers the offering of common shares by certain selling shareholders. It is being filed in order to register, on behalf of those selling shareholders, a total of 5,275,001 of our common shares.

The shares include the following:

   * 4,300,001 common shares that the selling shareholders acquired from us pursuant to an offering of common shares that was exempt from registration under the Securities Act of 1933 and completed on June 1, 2000, or were acquired by the selling shareholder from shareholders who had previously acquired such common shares directly from us in private purchases that were exempt from registration under US securities laws;

   * 30,000 common shares that the selling shareholders acquired from us pursuant to an issuance of common shares as partial consideration for a loan, which issuance was exempt from registration under the Securities Act of 1933 and completed on September 29, 2000.

   * 745,000 common shares that the selling shareholders acquired from us pursuant to an offering of common shares that was exempt from registration under the Securities Act of 1933 and completed on September 29, 2000;

   * 200,000 common shares that the selling shareholders acquired from us pursuant to an issuance of common shares as partial consideration under an asset acquisition agreement that was exempt from registration under the Securities Act of 1933 and completed on November 1, 2000 or were acquired by the selling shareholder from shareholders who had previously acquired such common shares directly from us in private purchases that were exempt from registration under US securities laws;


The following is a list of additional selling shareholders, their current holdings of common shares, the number of common shares being registered on their behalf in this offering, the amount of common shares that will still be held by such shareholder assuming all shares covered by this offering are sold, the percentage of the outstanding common stock that represents and the identity of the beneficial owners of our corporate shareholders. None of these selling shareholders holds or has held any position, office or any other material relationship with us or our predecessors or affiliates within the past three years except for:

   *   John Cumming, our director, president and chief executive officer

   *   Casey Forward, our director, secretary and chief financial officer

   *   Dorothy Cumming, wife of John Cumming

   *   Breanne, Lauren and Ayden Cumming, children of John Cumming.


To the best of our knowledge none of these selling shareholders holds any other of our capital stock and if they were to sell all of the shares listed below, they would hold none of our capital stock.

----------------------------------------------------------------------------------------------------
                                              Shares                                        % of
Name, Address and Beneficial Ownership       Currently        Shares      Remaining     Outstanding
Ownership                                      Owned        To Be Sold   Shares Held       Common
                                                                                           Stock
----------------------------------------------------------------------------------------------------
Vantage Trading Limited                       810,001       810,000       810,000          15.4%
Beneficially owned by John Cumming
4908 Pine Crescent,
Vancouver, B.C.  V6M 3P6

----------------------------------------------------------------------------------------------------
512642 B.C. Limited                           490,000       490,000       490,000           9.3%
Beneficially owned by Casey Forward
501-1200 West Pender Street,
Vancouver, B.C.  V6E 2S9

----------------------------------------------------------------------------------------------------
Frelayne Investments Limited                  200,000       200,000
Beneficially owned by Yuk Mui Cheuk
650 West 41st Avenue,
Box 27530, Vancouver, B.C.  V5Z 4M4

----------------------------------------------------------------------------------------------------
Winston Ho                                    270,000       270,000
#1105, 736 Granville St
Vancouver, B.C.  V6Z 1G3

----------------------------------------------------------------------------------------------------
Marcus Li                                     220,000       220,000
349 West Georgia Street
Box 3625, Vancouver, B.C.  V6B 3Y6

----------------------------------------------------------------------------------------------------
W. James Woolsey                              210,000       210,000
3214 West 25th Avenue,
Vancouver, B.C.  V6L 1W1

----------------------------------------------------------------------------------------------------
John T. Edmondson                             220,000       220,000
6160 Doulton Avenue,
Richmond, B.C.  V7C 4Y4

----------------------------------------------------------------------------------------------------
Douglas Brooks                                225,000       225,000
4403 Ranger Avenue,
North Vancouver, B.C.  V7R 1L1

----------------------------------------------------------------------------------------------------
Gregory Yanke                                 225,000       225,000
200-675 West Hastings Street,
Vancouver, B.C.  V6B 1N2

----------------------------------------------------------------------------------------------------
Mike Collier                                  200,000       200,000
1915 West 35th Avenue
Vancouver, B.C.

----------------------------------------------------------------------------------------------------
Robert J. Chuter                               75,000        75,000
2527 Crawley Avenue,
Coquitlam, B.C.  V3K 6S6

----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Thomas A. Derbyshire                           50,000        50,000
Box 609,
Nakusp, B.C.  V0G 1R0

--------------------------------------------------------------------------------
Capiscum Verte Ltd.                            80,000        80,000
Beneficially owned by Pamela Ng
Chancery Place, Provenciales,
Turks & Caicos, BWI

--------------------------------------------------------------------------------
Jeffrey Dickson                               100,000       100,000
26 Cameo Crescent,
Winnipeg, Manitoba,  R2K 2W2

--------------------------------------------------------------------------------
Bing Wong                                     250,000       250,000
802 - 738 Broughton Street
Vancouver, B.C.

--------------------------------------------------------------------------------
Alina Moussessian                              20,000        20,000
100 South Chester #3
Pasadena, CA  91106

--------------------------------------------------------------------------------
Skana Holdings Ltd.                           310,000       310,000
Beneficially owned by Art Smolensky
c/o Global Securities Inc.
11th Floor, 595 Burrard Street,
Vancouver, B.C.  V7X 1C4

--------------------------------------------------------------------------------
Colin Leech-Porter                            280,000       280,000
c/o Global Securities Inc.
11th Floor, 595 Burrard Street,
Vancouver, B.C.  V7X 1C4

--------------------------------------------------------------------------------
Midcourt Inc.                                 280,000       280,000
Beneficially owned by Sally Croden
c/o Global Securities Inc.
11th Floor, 595 Burrard Street,
Vancouver, B.C.  V7X 1C4

--------------------------------------------------------------------------------
Aline Smolensky                               280,000       280,000
c/o Global Securities Inc.
11th Floor, 595 Burrard Street,
Vancouver, B.C.  V7X 1C4

--------------------------------------------------------------------------------
Eric Edmeades                                 280,000       280,000
c/o Global Securities Inc.
11th Floor, 595 Burrard Street,
Vancouver, B.C.  V7X 1C4

--------------------------------------------------------------------------------
Pacific Wall Nuts Climbing Services Inc.      200,000       200,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Beneficially owned by: Sean Fader 25%
475 Seymour River Place
Vancouver, B.C.  V7H 1S6
Stacy Clark             25%
16675, 85B Avenue,
Surrey, B.C.  V4N 5A7
Charles Raymond         25%
150 Oceanview Place,
Lion's Bay, B.C.  V0N 2E0
Dorothy Cumming          6.25%
4908 Pine Crescent,
Vancouver, B.C.  V6M 3P6
Breanne Cumming          6.25%
4908 Pine Crescent,
Vancouver, B.C.  V6M 3P6
Lauren Cumming           6.25%
4908 Pine Crescent,
Vancouver, B.C.  V6M 3P6
Ayden Cumming            6.25%
4908 Pine Crescent,
Vancouver, B.C.  V6M 3P6
--------------------------------------------------------------------------------


The registration of such common shares does not necessarily mean, however, that any of these common shares will be offered or sold by the selling shareholders. The selling shareholders may from time to time offer and sell all or a portion of their common shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The common shares held by John Cumming and Casey Forward remain subject to the Rule 144 trickle out provisions and may only be sold by then at the rate of one percent every three months.

One or more underwriters on a firm commitment or best efforts basis may sell the secondary shares directly or through brokers or dealers, or in a distribution. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. Each of the selling shareholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the secondary shares to be made directly or through agents. The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the distribution of secondary shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profit on the resale of the secondary shares may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We will receive no proceeds from the sale of any secondary shares and we have agreed to bear the expenses of registration of the secondary shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

PLAN OF DISTRIBUTION
--------------------

We are offering the common shares on a "best efforts" basis through our officers and directors. No sales commission will be paid to any of our officers or directors. Our officers and directors are relying on Rule 3a4-1 of the Securities Exchange Act of 1934 as a "safe-harbor" from registration as a broker-dealer in connection with the offer and sale of the Common Shares.

In order to rely on Rule 3a4-1 of the Exchange Act, an officer or director must:

   *   not be subject to a statutory disqualification;

   * not be compensated in connection with such selling participation by payment of commissions or other remuneration based either directly or indirectly on such transactions;

   *   not be an associated person of a broker or dealer;

   * restrict his or her participation to transactions involving offers and sales of securities;

   * perform substantial duties for us after the close of the offering which are not connected with securities transactions;

   * not participate in selling an offering of securities for any company more than once every 12 months; and

   * restrict his or her participation to written communications or responses to the inquiries of potential purchasers.

Our officers and directors intend to comply with the guidelines enumerated in Rule 3a4-1.

The selling shareholders have not informed us of how they plan to sell their common shares. However, they may sell some or all of their common shares in one or more transactions, including block transactions:

   * on such public markets or exchanges as the common shares may from time to time be trading;

   *   in privately negotiated transactions;

   *   through the writing of options on the common shares;

   *   in short sales; or

   *   in any combination of these methods of distribution.

The sales price to the public may be:

   *   the market price prevailing at the time of sale;

   *   a price related to such prevailing market price; or

   *   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their common shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common shares, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of common shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold common shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire common shares as principals may thereafter resell such common shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such common shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, common shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common shares offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares, however, will be borne by the selling shareholders or other party selling such common shares.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common shares. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common shares, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

   * not engage in any stabilization activities in connection with our common shares;

   * furnish each broker or dealer through which common shares may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

   * not bid for or purchase any of our common shares or attempt to induce any person to purchase any of our common shares other than as permitted under the Securities Exchange Act.


LEGAL PROCEEDINGS
-----------------

We are not currently a party to any pending or threatened legal proceedings.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

Our directors, executive officers, and significant employees are as follows:

--------------------------------------------------------------------------------
          NAME                   AGE                     POSITION
--------------------------------------------------------------------------------

John Charles Richard Cumming    Age 49      president, chief executive officer
                                                       and director
     James Casey Forward        Age 46      secretary, chief financial officer
                                                       and director
--------------------------------------------------------------------------------

John C.R. Cumming, director, president and chief executive officer, is our founder and has been our president and chief executive officer since our incorporation in December 1999. From January 1, 1995 to January 31, 1997, Mr. Cumming was a director and the president and chief executive officer of Cora Resources Ltd. From 1995 to 1999 Mr. Cumming was a shareholder, director and chief executive officer of Pacific Wall Nuts Climbing Services Inc., a concessionaire operator of climbing wall attractions based in Vancouver, Canada and a competitor of ours. Mr. Cumming is also a director and chief executive officer of Yaletown Entertainment Corp., a Canadian reporting company that produces television series, a position he has held since Yaletown's incorporation in 1994. Mr. Cumming is also a barrister and solicitor in good standing with the Law Society of British Columbia and maintains a part-time legal practice as Cumming & Company, Barristers and Solicitors. Previously Mr. Cumming was a partner in the Vancouver, Canada law firm of Boughton Peterson Yang Anderson during which time Mr. Cumming practiced in the areas of securities regulation, public corporate finance and mining and oil and gas law. Mr. Cumming holds Bachelors Degrees in Arts, 1974, and Law, 1977, both from the University of British Columbia and a Masters of Law, 1993, from King's College, University of London. Mr. Cumming devotes approximately 50% of his time to our business.

J. Casey Forward joined us on June 1, 2000 as director, secretary and chief financial officer. Mr. Forward is a practicing certified general accountant in the Province of British Columbia and maintains a private accounting practice. Mr. Forward is also the chief operating officer and chief financial officer of Globaltex Industries Inc., a reporting company in British Columbia and the United States involved in the coal mining business on a joint venture basis with British Columbia Rail and Mitsui Matsushima. Mr. Forward is also the chief financial officer of Trooper Technologies Inc. Mr. Forward will receive a salary of $1,000 per month starting in May 2001.

Term of Office

Our directors serve for a one year term and are elected at the annually at the general meeting of our shareholders. Our officers are appointed by our board of directors and serve at the discretion of our board of directors or until their earlier resignation.

There are no familial relationships among our directors or executive officers.

Significant Employees

Other than our directors and officers, all of our significant employees are provided by Pacific Wall Nuts Climbing Services Inc. under a management contract.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common shares as of December 30, 2000 by each person who is known by us to beneficially own more than 5% of our issued and outstanding common shares.

Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws where applicable.


--------------------------------------------------------------------------------
   TITLE OF      NAME AND ADDRESS                     SHARES           PERCENT
    CLASS          OF OWNER                        BENEFICIALLY         OWNED
                                                     OWNED*
--------------------------------------------------------------------------------
common shares  John Cumming,                          810,001             15.4%
               4908 Pine Crescent,
               Vancouver, B.C.  V6M 3P6

common shares  Casey Forward                          490,000              9.3%
               #603, 1288 West Georgia,
               Vancouver, B.C., V6C

common shares  Art Smolensky                          310,000              5.8%
               Suite 904 - 333 7th Ave SW
               Calgary, Alberta
               T2P 2Z1

common shares  Colin Leech-Porter                     280,000              5.3%
               c/o Global Securities Corp
               595 Burrard street
               Vancouver, BC, V7X 1C4

common shares  Midcourt Inc.                          280,000              5.3%
               c/o Global Securities Corp
               595 Burrard street
               Vancouver, BC, V7X 1C4

common shares  Aline Smolensky                        280,000              5.3%
               c/o Global Securities Corp
               595 Burrard street
               Vancouver, BC, V7X 1C4

common shares  Eric Edmeades                          280,000              5.3%
               c/o Global Securities Corp
               595 Burrard street
               Vancouver, BC, V7X 1C4

common shares  Winston Ho                             270,000              5.1%
               #1105, 736 Granville Street,
               Vancouver, B.C.
--------------------------------------------------------------------------------

   *John Cumming holds his common shares beneficially through Vantage Trading
    Limited.

   *Casey Forward holds his common shares beneficially through 512642 B.C.
    Ltd.

   *Art Smolensky holds his common shares beneficially through Skana Holdings
    Ltd.

   *Sally Croden holds his common shares beneficially through Midcourt Inc.


The following table sets forth certain information regarding the beneficial ownership of our common shares as of December 30, 2000 by:

   * our chief executive officer, individually named in the executive compensation table below,

   *   our directors, and

   *   all of our executive officers and directors as a group.

Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all common shares beneficially owned by them, subject to community property laws where applicable.


--------------------------------------------------------------------------------
   TITLE OF      NAME AND         RELATIONSHIP        SHARES           PERCENT
    CLASS       ADDRESS OF         TO COMPANY      BENEFICIALLY         OWNED
                  OWNER                               OWNED*
--------------------------------------------------------------------------------
common       John Cumming,          director          810,001             15.4%
shares       4908 Pine Crescent,    president and
             Vancouver, B.C.        chief executive
             V6M 3P6                officer

common       Casey Forward          director          490,000              9.3%
shares       603-1288 West Georgia, secretary and
             Vancouver, B.C. V6C    chief financial
                                    officer

common       All directors and                      1,300,000             24.6%
shares       officers as a group
--------------------------------------------------------------------------------


   *John Cumming holds his common shares beneficially through Vantage Trading
    Limited.

   *Casey Forward holds his common shares beneficially through 512642 B.C.
    Ltd.

As of December 31, 2000, we had 5,275,001 common shares issued and outstanding. Each common share entitles the shareholder to one vote in respect of any matters that may properly come before our shareholders in general meeting. To the best of our knowledge there exist no arrangements that could cause a change in our voting control.

DESCRIPTION OF SECURITIES
-------------------------

Authorized and Issued Capital

Our authorized capital consists of 100,000,000 common shares without par value. As at the date of this registration statement we have 5,275,001 common shares issued and outstanding.


General Provisions of Common Shares

All of our outstanding common shares are duly authorized, validly issued, fully paid and non-assessable. Upon our liquidation, dissolution or winding up, all holders of our common shares are entitled to share ratably in all net assets available for distribution to our shareholders after payment to creditors. Our common shares are not convertible or redeemable and have no preemptive, subscription or conversion rights.

Each outstanding common share is entitled to one vote on all matters submitted to a vote of our shareholders in general meeting. There are no cumulative voting rights attached to any of our common shares and, accordingly, the holders of more than half of the common shares represented at a general meeting can elect all of the directors to be elected in a general meeting. All of our directors stand for re-election annually. Our board of directors is empowered to appoint a director to fill a casual vacancy created between annual meetings by the resignation, death or removal of a director.

The holders of our outstanding common shares are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as the board of directors may from time to time determine. All holders of our common shares will share equally on a per share basis in any dividend declared by the board of directors. We have not paid any dividends on our common shares and do not anticipate paying any cash dividends on our common shares in the foreseeable future.

In the event of a merger or consolidation, all of our shareholders will be entitled to receive the same per share consideration.

There are no provisions in our memorandum or articles of association that would delay, defer or prevent a change of control.


INTERESTS OF NAMED EXPERTS AND COUNSEL
--------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries, nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee except as follows:

Mr. Gregory Yanke, our independent counsel in Canada, has provided an opinion on the validity of our common stock. On June 1, 2000 Mr. Yanke acquired 225,000 common shares at $0.01 per share.


THE SEC'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------

   Our articles of association provide that we shall indemnify our directors and officers to the fullest extent permitted by the Company Act of the Province of British Columbia against all expenses and liabilities reasonably incurred in connection with services provided for us or on our behalf. Our articles of association also authorize our board of directors to indemnify any other person who may be legally indemnified under the Company Act. To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ORGANIZATION WITHIN THE LAST FIVE YEARS
---------------------------------------

We have entered into the following related party transactions:

   * a wall management arrangement with Pacific Wall Nuts Climbing Services Inc. pursuant to which Pacific Wall Nuts climbing Services Inc. provides a range of management services to us in return for fees to be billed from time to time,

   * an assignment agreement dated March 17, 2000 pursuant to which Pacific Wall Nuts Climbing Services Inc. transferred its concessionaire location rights for an operating location at Paramount's Great America, California, where Pacific Wall Nuts Climbing Services Inc. receives a management fee, but that we own the concession, and

   * a climbing wall and park location acquisition agreement dated November 30, 2000 with Pacific Wall Nuts Climbing Services Inc. pursuant to which we acquired from it the climbing wall attractions and assignment of the operating contracts for concessionaire locations at Six Flags Great America, Illinois and Six Flags Great Adventure, New Jersey for an aggregate consideration of $300,000 which amount was paid $150,000 in cash and the issuance of 200,000 shares at a deemed issue price of $0.50 per share.

These transactions are related party transactions because family members of John Cumming, our president, chief executive officer and a director, are minority shareholders in Pacific Wall Nuts Climbing Services Inc. All negotiations with respect to these contracts was conducted and approved by directors other than John Cumming.

DESCRIPTION OF THE BUSINESS
---------------------------

General

We were incorporated under the Company Act in the Province of British Columbia, Canada by lodgment of a memorandum and articles of association with the Registrar of Companies of British Columbia and the issuance on December 3, 1999 of a certificate of incorporation under the name Spectacular Attractions Inc.

We have an office located at 501 - 1200 West Pender Street, Vancouver, British Columbia, Canada, V6E 2S9.

Our fiscal year end is November 30.

We are an owner and operator of climbing wall attractions. We currently direct our efforts at the concessionaire operation of these attractions within the amusement industry. A concessionaire provides a pay-per-use service to the guests of the amusement park and pays the amusement park a fee based on an agreed percentage of gross revenues after applicable sales taxes if any.

Our initial target market for concessionaire climbing wall attractions has been and will continue to be the amusement and theme park market although other potential future markets may include major zoos, aquariums, ski resorts, beach resorts, shopping malls, cruise ships and other similar locations with high pedestrian traffic having available recreational time and disposable impulse income. According to the International Association of Amusement Parks and Attractions there are within our initial target market over fifty amusement and theme parks with attendance exceeding one million guests per year, the attendance cut-off we determined to be the lower limit of a financially viable concessionaire operated climbing wall within the amusement or theme park industry.


Principal Products and Services

We currently offer to amusement and theme parks one attraction, a climbing wall attraction designed for the amusement and theme park industry. The climbing walls range in height from thirty to thirty-five feet, have between three and six feet of overhang and are set with form four to eight climbing routes. Climbing paths are designed and routes set to accommodate a broad range of ages and climbing abilities and our operators are trained to match the age and ability of the climber with the route difficulty to ensure a challenging yet enjoyable climb while maintaining a high probability of climb completion.

We presently operate in six amusement parks in the United States:

   *   Cedar Point, Ohio; owned by Cedar Fair Limited Partnership,

   *   Knott's Berry Farm, California; owned by Cedar Fair Limited Partnership,

   *   Worlds-of-Fun, Kansas; owned by Cedar Fair Limited Partnership,

   * Great America, California; owned by Paramount Parks, a division of Paramount Viacom,

   *   Six Flags Great Adventure, New Jersey; owned by Premier Parks Inc.

   *   Six Flags Great America, Illinois; owned by Premier Parks Inc.

We do not lease property or own locations as such but pursuant to our concessionaire agreements with our amusement and theme park clients we are granted a specific operating location within the amusement or theme park for a fixed term for which we pay a percentage of our attraction revenues. This percentage varies from park to park and is a negotiated item.

Short duration concessionaire agreements with terms ranging from one to three years are normal in the amusement and theme park industry. We have four locations expiring at the end of 2001, one location expiring at the end of 2002 and one location expiring at the end of 2003.


Climbing Wall Suppliers

Our climbing wall attractions are acquired from three different suppliers. Specific selection as to both wall type and suppliers is made based on a number of different factors including the specific requirements of the attraction location, wall size and shape, speed of delivery and cost.

The climbing walls from the three suppliers all have basic structural and functional elements in common yet vary considerably in design and appearance. All of our climbing walls are basically molded fiberglass resin surfaces attached to a structural steel frame. The structural steel framework is anchored to a permanent concrete pad by epoxy bolts. Although individual state construction code requirements vary, the climbing walls once installed are specified to withstand a ninety to one hundred ten miles per hour wind load.

All of our climbing wall attractions provide park guests with a stimulating rock climbing experience. The differences between climbing walls from our varying suppliers are in their design and appearance ranging from a sculptured modular panelized system to a continuous single mold originally taken from real rock surfaces. Coloring on the walls is paint and a wide variety of rock surfaces can be simulated to fit within the theme of a particular amusement park. Some manufacturers climbing walls have a true rock appearance and therefore are more favored by some amusement and theme parks as compared with plainer climbing walls requiring more decor themeing to properly blend into a particular park environment.


Equipment

Belaying is the activity that provides the climber with a controlled descent in the event of a fall or a deliberate release from the wall at the end of a climb. For safety, all climbers on our attractions are top rope belayed. Our climbing wall attractions may be either manually belayed or auto-belay equipped. An auto-belay is an automated belay device that does not rely directly upon a staff person on the ground to be attached to the climber to control their descent. An auto-belay system offers us the benefit of slightly lower staff costs and slightly higher climber throughput. Auto-belays are of two different designs and manufacture, one using a mechanical braking design and one using a system of pulleys and hydraulics.

We also use a variety of peripheral climbing equipment including harnesses, ropes and attachment devices. All climbing equipment is approved outdoor climbing gear certified by professional outdoor climbing associations.


Marketing

We market our concessionaire attractions and services directly to amusement and theme park management. Marketing is done by attendance at a major annual industry trade show sponsored by the International Association of Amusement Parks and Attractions and by direct approaches to individual amusement and theme parks. To date our marketing has been conducted by John Cumming.

Competition

Competition to our concessionaire climbing wall attractions takes two forms:

   * direct competition from parties offering the same or substantially the same climbing wall attractions and services, and

   * indirect competition from concessionaire operators offering non-climbing wall attractions.

Direct competitors include:

   * Pacific Wall Nuts Climbing Services Inc., which owns and operates 20 climbing wall attractions worldwide, and

   * Peak Attractions Inc., which we believe operate four climbing wall attractions and manage certain other attractions in the United States and the United Kingdom.

We also face some competition from amusement and theme park organizations. We are aware of two amusement and theme parks that acquired and operate their own climbing wall attractions.

We have limited to some extent the competition from the strongest competitor, Pacific Wall Nuts Climbing Services Inc., by as a condition of a management services agreement between them and us we agreed not to compete with each other for parks in which the other currently operates or in which the other has entered into active negotiations to secure a concessionaire agreement.

Competition from concessionaires offering other attractions that compete with our attractions for a finite number of amusement and theme park locations and a finite amount of disposable guest dollars is a normal part of the concessionaire business. We will compete with such concessionaires by upgrading our climbing wall attractions with accessories to maintain guest interest and by identifying and acquiring additional novel attractions.


Regulation and Safety

Guest safety is a paramount concern within the amusement and theme park industry. All of our climbing wall attractions are subject to and have met park safety standards and inspections, state safety standards and inspections as required and applicable Occupational Health and Safety Act standards. Prior to park opening our staff conducts daily safety inspections to ensure continued compliance between park and state inspections.


Management & Employees

As of the date of this registration statement we do not have any employees other than our directors and officers.

President and chief executive officer John Cumming devotes his time to corporate development and corporate finance issues.

Secretary and chief financial officer Casey Forward acts as financial officer and controller.

We contract with Pacific Wall Nuts Climbing Services Inc., the leading provider of concessionaire climbing wall attractions worldwide, to provide all operations services. These services include wall operations under the direction of Sean Fader, human resources under the direction of Stacy Clark, as well as new installations, daily financial reporting and staffing and payroll functions.

Pursuant to this arrangement we will have approximately 100 employees at our six locations during the 2001 operating season. All these employees are employed by Pacific Wall Nuts Climbing Services Inc. and operate our attractions under the management agreement we have with Pacific Wall Nuts Climbing Services Inc.


Reports to Security Holders

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. We file electronically.

The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address of the site is http://www.sec.gov.

Our Internet address is http://www.spectacularattractions.com.


MANAGEMENT S DISCUSSION AND ANALYSIS
------------------------------------

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes appearing elsewhere in this registration statement.

We commenced operations in year 2000. Our first climbing wall began producing revenue in March, 2000. Three additional climbing wall concessions were added in May, July, and September, 2000. Two further climbing walls and locations were acquired in November 2000 after the close of the operating season at those two locations.

Our sales for the period ended November 30, 2000 were $246,926 which were revenues received from our climbing wall attractions. Most of our concession locations are seasonal operations opening in March for weekends and school spring break, then operating full-time from April or May through to September and then reducing to weekends in October. The concession at Knott's Berry Farm is our only location that operates year round. The two concessions acquired in November did not produce any revenue in the year 2000 as the acquisition was after the end of the operating season at those locations although those locations did operate and produce revenues for the vendor. Our sales for the period ended November 30, 2000, based on our actual operating months, is approximately 50% of what they would be if compared to the total available operating months in a year at our various locations.

Direct wages, benefits and staff recruitment costs were 40% of revenue. By location, this ranges from a high of 63.9% of revenues to a low of 26.8% of revenues. Other expense of $11,727 consists of supplies, insurance, wardrobe, travel and parking expenses. Amortization of capital assets is on a declining balance basis at a rate of 20% starting on the first month of operation. The walls range in cost from a low of $56,000 to a high of $147,000. Total capital cost was $606,778 in the year 2000. On a seasonally adjusted basis, based on results from 2000, we calculate that revenue will be approximately 1.5 times the capital cost of each climbing wall.

During 2000 we decided to secure various climbing wall location opportunities by taking advantage of available lending to lever the related asset acquisitions. During the period ended November 30, 2000, we incurred financing costs of $50,494 in connection with interim loans totaling $240,000.

In March 2000, we accepted a loan of $70,000 from our president, John Cumming, to acquire the climbing wall for Paramount's Great America. No interest or fees have been charged for this loan. On April 18, 2000, we accepted a loan of

$170,000 to acquire the climbing walls for Worlds-of-Fun and Cedar Point. This loan was for a six-month term bearing interest at the rate of 2% per month for the first six months and 3% per month for any period thereafter. John Cumming collaterally secured the loan by a pledge of personal assets and personally guaranteed the loan. Global Securities Corporation acted as agent to arrange the loan and received a commission of 9% of the amount advanced, a fee of 1% and a bonus of 30,000 shares having a value of $0.50 per share.

In December 1999 we issued one common share at $0.01. In June 2000, we issued 4,300,000 shares at $0.01 each. In September 2000, we issued 775,000 common shares at $0.50 each. Global Securities Corporation acted as agent in respect of 700,000 of those common shares receiving a finder's fee of $10,000. In November we issued 200,000 common shares at $0.50 each in respect of climbing wall purchases. The total number of issued shares is 5,275,001 common shares having a total share capital of $530,500 less the issue costs of $10,000.


Plan of Operations

We are considering expansion through the addition of more climbing walls and other attractions. Although projections for the year 2001 predict that we will be profitable, we will not rely on profits from operations to fund our planned expansion program. For the year 2001 we have projected sales revenues of approximately $900,000 from our current locations with associated wage costs of $300,000 and expenses of $300,000 yielding a net profit of $300,000 before other items.

Our anticipated revenues are based upon projected attendance at the amusement and theme parks in which we currently operate. Significant poor weather at those locations will reduce attendance and will result in a material adverse impact on our revenues and profits.

Each new climbing wall attraction costs between $65,000 for a four-line wall to $125,000 for an eight-line climbing wall. We anticipate that each new location will on average yield gross revenues of 1.5 times the capital cost of the wall.

As a new expanding company we anticipate that any profits will be reinvested into operations, marketing and the development of new products.


DESCRIPTION OF PROPERTY
-----------------------

We do not lease land or real property as such but pursuant to our concessionaire agreements with amusement and theme parks we are granted an operating location within the amusement or theme park for which we pay a percentage of our attraction revenues. This percentage varies from park to park and is a negotiated item.

Short duration concessionaire agreements ranging from one to three years are normal in the amusement and theme park industry. We have four locations expiring at the end of 2001, one location expiring and the end of 2002 and one location expiring at the end of 2003.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
-----------------------------------------------

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us other than as set forth herein:

   *   any of our directors or officers;

   *   any person proposed as a nominee for election as a director;

   * any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

   *   any of our promoters;

   * any relative or spouse of any of the foregoing persons who has the same house as such person.

We acquired the operating location at Paramount's Great America from Pacific Wall Nuts Climbing Services Inc. for no consideration and the climbing walls and the operating locations at Six Flags Great America and Six Flags Great Adventure from Pacific Wall Nuts Climbing Services Inc. for consideration of $150,000 and 200, 000 common shares. The spouse and the three daughters of our president, John Cumming, each own 6.25% of Pacific Wall Nuts Climbing Services Inc.

Common shares were sold in private offerings to:

   * 1,250,001 common shares were sold to Vantage Trading Limited owned by our president, chief executive officer and director, John Cumming, and

   * 280,000 common shares were sold to Trekon Capital Corp. owned jointly by our president, chief executive officer and director, John Cumming, and his spouse.

   * 750,000 common shares were sold to 512642 B.C. Limited owned by our secretary, chief financial officer and director, Casey Forward.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
--------------------------------------------------------

No Public Market For Common Shares

There is presently no public market for our common shares. We anticipate applying for trading of our common shares on the over-the-counter bulletin board upon the effectiveness of this registration statement. However, we can provide no assurance that our shares will be traded on the bulletin board or , if traded, that a public market will materialize.


Rule 144 Shares

A total of 1,300,001 of our common shares will be available for sale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933

In general, under Rule 144 as currently in effect, a person who has beneficially owned a company's shares for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

   * 1% of the number of shares of the company's common stack then outstanding which, in our case will equal approximately 52,750 shares as at the date of this prospectus, or

   * the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to the manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k) a person who is not one of the company's affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


Holders of Our Common Shares

As of the date of this registration statement we had 22 registered shareholders.


Stock Option Grants

To date we have not granted any stock options.


Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.


Dividends

There are no restrictions in our articles of association that prevent us from declaring dividends. The Company Act of British Columbia prevents us from declaring dividends where after the payment of the dividend we would be insolvent using the tests:

   *   an inability to pay our debts as they become due, or

   *   our total liabilities exceeded out total assets.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION
----------------------

The following table sets forth all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our incorporation to November 30, 2000.

                            Summary Compensation Table
================================================================================
                       ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                    ------------------------------------------------------------
                                        Other                        LTIP
                                       Annual                        payou
                    Salary     Bonus  Compens          Awards          ts   All
NAME AND     YEAR                     -sation                              Other
           ----------------------------------------------------------------
PRINCIPAL                                     Restricted  Securities       Compe
POSITION                                        Stock     Underlying        nsa-
                                                Awards     Options/         tion
                                                            SAR's
--------------------------------------------------------------------------------
John         2000  $24,000      Nil      Nil      Nil        Nil      Nil    Nil
Cumming

president
and chief
executive
 officer
--------------------------------------------------------------------------------
Casey        2000       Nil     Nil      Nil      Nil        Nil      Nil    Nil
Forward

secretary
and chief
financial
officer
================================================================================

We did not grants any options or SARs to any named executive officer from inception to December 31, 2000.


Compensation of Directors

Our directors receive a fee of $1,000 per year for serving as directors and for attending meetings of the board of directors or serving on committees of the board of directors. Our directors are entitled to reimbursement of expenses incurred in attending meetings.

Employment Agreements

We have agreed to pay John Cumming, our president, $2,000 per month on a month-to-month basis. Mr. Cumming spends 50% of his time working for us.

We do not pay Casey Forward at present. Mr. Forward will be paid $1,000 per month starting in May 2001 on a month-to-month basis.


FINANCIAL STATEMENTS
--------------------

Our audited financial statements for the year ended November 30, 2000 are attached hereto.

   *   Independent Auditor's Report including comments on United States

   *   Balance Sheet

   *   Statement of Income and Retained Earnings

   *   Statement of Cash Flows

   *   Statement of Stockholders Equity

   *   Notes to the Financial Statements





                           SPECTACULAR ATTRACTIONS INC.


                               FINANCIAL STATEMENTS
                               --------------------


                                NOVEMBER 30, 2000
                             (Stated in U.S. Dollars)

                            INDEPENDENT AUDITORS' REPORT



To the Directors of
Spectacular Attractions Inc.

We have audited the balance sheet of Spectacular Attractions Inc. as at November 30, 2000 and the statements of operations and deficit, cash flows, and stockholders' equity for the period from the date of organization, December 3, 1999 to November 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2000 and the results of its operations and cash flows for the period from the date of organization, December 3, 1999 to November 30, 2000 in accordance with United States generally accepted accounting principles.


Vancouver, B.C.                                              /s/Morgan & Company

March 19, 2001                                             Chartered Accountants


COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS ON
CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties that such as those described in Note 1 of the financial statements. Our report to the shareholders, dated March 19, 2001, is expressed in accordance with Canadian reporting standards which do not permit a reference to such an uncertainty in the Auditors' Report when the uncertainty is adequately disclosed in the financial statements.


Vancouver, B.C.                                              /s/Morgan & Company

March 19, 2001                                             Chartered Accountants

                         SPECTACULAR ATTRACTIONS INC.

                               BALANCE SHEET
                               -------------

                             NOVEMBER 30, 2000
                          (Stated in U.S. Dollars)
--------------------------------------------------------------------------------


ASSETS

Current
   Cash                                                            $     41,992
   Accounts receivable                                                    3,162
                                                                   ------------
                                                                         45,154

Capital Assets (Note 3)                                                 575,170
                                                                   ------------

                                                                   $    620,324
================================================================================

LIABILITIES


Current
   Accounts payable and accrued liabilities                        $     64,996
   Shareholder's loan (Note 4)                                           37,200
                                                                   ------------
                                                                        102,196
                                                                   ------------

SHAREHOLDERS' EQUITY

Share Capital
   Authorized:
      100,000,000 common shares without par value

   Issued and Outstanding:
      5,275,001 common shares                                           520,500

Deficit                                                                  (2,372)

                                                                   ------------
                                                                        518,128
                                                                   ------------
                                                                   $    620,324

===============================================================================

Approved by the Directors:


           /s/ John Cumming                    /s/ Casey Forward
--------------------------------------    --------------------------------------

                         SPECTACULAR ATTRACTIONS INC.

                      STATEMENT OF OPERATIONS AND DEFICIT
                      -----------------------------------

              PERIOD FROM DATE OF ORGANIZATION, DECEMBER 3, 1999
                             TO NOVEMBER 30, 2000
                           (Stated in U.S. Dollars)
--------------------------------------------------------------------------------

Revenue                                                            $    246,926
                                                                   ------------

Operating Expenses
   Wages and salaries                                                    97,841
   Operating and supplies                                                 5,989
   Travel and parking                                                     4,658
   Insurance                                                              1,080
   Amortization                                                          34,133
                                                                   ------------
                                                                        143,701
                                                                   ------------

Gross Margin                                                            103,225
                                                                   ------------

General And Administrative Expenses
   Insurance                                                             10,853
   Interest and financing costs                                          50,495
   Management fees                                                       37,785
   Office and general expenses                                              583
   Professional fees                                                      4,000
   Travel and parking                                                     1,881
                                                                   ------------
                                                                        105,597
                                                                   ------------

Loss For The Period                                                      (2,372)

Deficit, Beginning Of Period                                               -

                                                                   ------------
Deficit, End Of Period                                             $     (2,372)
================================================================================
Loss Per Share                                                     $      (0.01)
================================================================================
Weighted Average Number Of Shares Outstanding                         2,279,168
================================================================================

                         SPECTACULAR ATTRACTIONS INC.

                           STATEMENT OF CASH FLOWS
                           -----------------------

               PERIOD FROM DATE OF ORGANIZATION, DECEMBER 3, 1999
                             TO NOVEMBER 30, 2000
                          (Stated in U.S.  Dollars)

--------------------------------------------------------------------------------

Cash Flows From Operating Activities

   Loss for the period                                             $     (2,372)

Adjustments To Reconcile Net Income To Net Cash Used By
 Operating Activities

   Shares issued for other than cash                                     15,000
   Amortization                                                          34,133
   Change in accounts receivable                                         (3,161)
   Change in accounts payable and accrued liabilities                    64,996
                                                                   ------------
Total Adjustments                                                       110,968

                                                                   ------------
Net Cash Used In Operating Activities                                   108,596

                                                                   ------------
Cash Flows From Financing Activities
   Shareholder's loan                                                    37,200
   Shares issued for cash                                               405,500
                                                                   ------------
                                                                        442,700
                                                                   ------------

Cash Flows From Investing Activity

   Acquisition of capital assets                                       (509,304)
                                                                   ------------

Increase In Cash                                                         41,992

Cash, Beginning Of Period                                                  -

                                                                   ------------
Cash, End Of Period                                                $     41,992
================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
During the period, the Company issued 200,000 shares at a value of $100,000 in connection with the acquisition of certain climbing walls and the assignment of license agreements.

During the period, the Company issued 30,000 shares at a value of $15,000 as a fee for arranging bridge financing.

                         SPECTACULAR ATTRACTIONS INC.

                      STATEMENT OF STOCKHOLDERS' EQUITY
                      ---------------------------------

                             NOVEMBER 30, 2000
                          (Stated in U.S. Dollars)

                                             Number
                                           Of Shares         Amount          Deficit         Total
Issuance Of Common Stock:
  For cash at $0.01 per share            4,300,001        $   43,000      $       -      $   43,000

  For cash at $0.50 per share              745,000           362,500              -         362,500

  As a fee for arranging bridge
   financing at $0.50 per share             30,000            15,000              -          15,000

  In connection with the acquisition
   of certain climbing walls and
   license agreements at $0.50
   per share                               200,000           100,000              -         100,000

Loss For The Period                           -                 -               (2,372)      (2,372)
                                         -----------------------------------------------------------
Balance, November 30, 2000               5,275,001        $  520,500      $     (2,372)  $  518,128
                                         ===========================================================

                         SPECTACULAR ATTRACTIONS INC.

                        NOTES TO FINANCIAL STATEMENTS

                              NOVEMBER 30, 2000
                          (Stated in U.S. Dollars)



1.    NATURE OF OPERATIONS

      Spectacular Attractions Inc.'s business activity involves the concessionaire operation of climbing wall attractions within the amusement industry. The Company presently operates in six amusement and theme park locations throughout the United States, providing pay-per-use services to the guests of the amusement and theme parks.

      These financial statements have been prepared on the basis of accounting principles applicable to a going concern which assumes the realization of assets and discharge of liabilities in the normal course of business. During the period ended November 30, 2000, the Company incurred a loss of $2,372. The Company's ability to continue its operations on a going concern basis is dependent upon obtaining additional financing, the support of creditors, and on future profitable operations. There is no assurance that the Company will be successful in achieving any, or all, of these objectives over the coming year. These financial statements do not give effect to any adjustments that would be necessary should the Company be unable to continue as a going concern.


2.    SIGNIFICANT ACCOUNTING POLICIES

      The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.

      The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of significant accounting policies summarized below:

      a)   Revenue Recognition

      The Company follows the accrual method of reporting revenues.

      b)   Capital Assets and Amortization

      Capital assets are recorded at cost. Amortization is provided on the straight-line basis using the following annual rates:

                     Climbing walls                  20%
                     Operating equipment and tools   20%

                         SPECTACULAR ATTRACTIONS INC.

                        NOTES TO FINANCIAL STATEMENTS

                              NOVEMBER 30, 2000
                          (Stated in U.S. Dollars)



2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      c)   Income Taxes

      The Company has adopted the Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will be realized, a valuation allowance is recognized.

      d)   Financial Instruments

      The Company's financial instruments consist of cash, accounts receivable, accounts payable and shareholder's loans.

      Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying value, unless otherwise noted.

      e)   Loss Per Share

      Loss per share is calculated using the weighted average number of common shares outstanding during the year.


3.    CAPITAL ASSETS

      Climbing walls                                             $   606,778
      Other equipment                                                  2,525
                                                                 -----------
                                                                     609,303
      Less: Accumulated amortization                                  34,133
                                                                 -----------
                                                                 $   575,170
                                                                 ===========


4.    SHAREHOLDER'S LOAN

      The shareholder's loan totalling $37,200 is unsecured, non-interest bearing and has no specified terms of repayment.

                         SPECTACULAR ATTRACTIONS INC.

                        NOTES TO FINANCIAL STATEMENTS

                              NOVEMBER 30, 2000
                          (Stated in U.S. Dollars)

5.    RELATED PARTY TRANSACTIONS

      During the period ended November 30, 2000, the Company accrued management fees of $24,000 payable to a company controlled by a director.

      Operation of the climbing wall attractions is conducted through a company related to a director. The Company paid $13,385 to that company for services in connection with wall installations and $13,385 for management services.

      The Company acquired two climbing walls and an assignment of the license agreements for operation of the walls in two amusement parks from a company that is related to a director for $150,000 cash, and the issuance of 200,000 of the Company's shares at a value of $0.50 per share.


6.    CONTRACTUAL OBLIGATIONS

      The Company has entered into licensee agreements under which the Company has agreed to provide services under revenue sharing formulae. These agreements terminate in November 2001, 2002 and 2003.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
-------------------------------------------------------------------------
DISCLOSURE
----------

   We have had no changes in or disagreements with our accountants.


                                     PART II


INFORMATION NOT REQUIRED IN THE PROSPECTUS
------------------------------------------


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

The Company Act of British Columbia permits our officers and directors to be indemnified if permitted by our articles of association.

Our articles of association provide that we will indemnify our directors and may indemnify our officers to the fullest extent permitted by law including payment of all costs, charges and expenses including the amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made a party by reason of having been a director or officer.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-----------------------------------------------------

The estimated costs of the offering are as listed below. All amounts other than the Commission's registration fee are estimates only. Actual costs may vary.

   *   Securities and Exchange Commission registration fee     $   645.28
   *   Federal Taxes                                               Nil
   *   State Taxes and Fees                                        Nil
   *   Transfer Agent Fees                                     $   500.00
   *   Accounting fees and expenses                            $ 3,000.00
   *   Legal fees and expenses                                 $10,000.00
   *   Blue Sky fees and expenses                                  Nil
   *   Miscellaneous                                               Nil
                                                               ----------
                                      Total                    $14,145.28
                                                               ==========

We will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES
-------------------------------------------------


On December 19, 1999 we sold one common share at a price of $0.01 per share to Vantage Trading Limited, a company beneficially owned by John Cumming, our director, president and chief executive officer. On June 1, 2000, we sold

4,300,000 common shares at a price of $0.01 per share for net proceeds of $43,000. Of these 4,300,000 common shares, 1,250,000 common shares were sold to Vantage Trading Limited, a company beneficially owned by John Cumming, our director, president and chief executive officer, and 280,000 common shares were sold to Trekon Capital Corp., a company beneficially owned by John Cumming and his wife Dorothy Cumming, and 750,000 common shares were sold to 512642 B. C. Limited, beneficially owned by Casey Forward, our director, secretary and chief financial officer. These common shares were issued pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

Subsequently Trekon Capital Corp. sold 280,000 common shares, Vantage Trading Limited sold 440,000 common shares and 512642 B. C. Limited sold 260,000 common shares.

On September 29, 2000, as a bonus for arranging a loan of $170,000, we issued 30,000 common shares for a deemed consideration of $0.50 per share for a total consideration of $15,000. These common shares were issued pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

On September 29, 2000, we sold 745,000 common shares at a price of $0.50 per share for net proceeds of $372,500.

We completed these sales pursuant to Regulation S of the Act on or before June 2000. Each purchaser represented to us that he was a non-US person as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

On November 30, 2000, as partial consideration for the purchase of two climbing wall attractions and assignments of amusement park concessionaire agreements, we issued 200,000 common shares to Pacific Wall Nuts Climbing Services Inc. for a deemed consideration of $0.50 per share for a total consideration of $100,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, and are restricted shares, as defined in the Act.

EXHIBITS
--------

The following exhibits pursuant to Rule 601 of Regulation SB are included herein or incorporated by reference.

3.1     certificate of incorporation                                          37
3.2     memorandum                                                            38
3.3     articles of association                                               39
5.1     opinion of Gregory S. Yanke Law Corporation together with consent
        to use                                                                62
23.1     consent of Morgan & Company, chartered accountants                  118

ITEM 28.  UNDERTAKINGS.
-----------------------

SAI hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

      (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

   In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on April 20, 2001.


                 Spectacular Attractions Inc.

                 /s/ John C.R. Cumming

                 By:
                     ----------------------------
                 John C.R. Cumming,
                 president, chief executive officer and director


                 /s/ Casey Forward

                 By:
                     ----------------------------
                 Casey Forward
                 secretary, chief financial officer and director

BRITISH COLUMBIA

                                                                  NUMBER: 596909



                                   COMPANY ACT



                          CERTIFICATE OF INCORPORATION


                              I Hereby Certify that


                          SPECTACULAR ATTRACTIONS INC.


              has this day been incorporated under the Company Act



               Issued under my hand at Victoria, British Columbia

                              On December 03, 1999


                                  /s/ J S Powell


                                 JOHN S. POWELL
                             Registrar of Companies
                          PROVINCE OF BRITISH COLUMBIA
                                     CANADA



                                     "SEAL"

                          PROVINCE OF BRITISH COLUMBIA
                           ----------------------------


                                   COMPANY ACT

                                  MEMORANDUM OF

                          SPECTACULAR ATTRACTIONS INC.


I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1.  The name of the company is:     "SPECTACULAR ATTRACTIONS INC.".

2. The authorized capital of the company consists of 100,000,000 (One Hundred Million) common shares without par value.

3. I agree to take the number and kind and class of shares in the company set opposite my name.


--------------------------------------------------------------------------------
                                                      Number and Kind
Full Name, Resident Address and                       and Class of
Occupation of Subscriber(s)                           Shares Taken by
                                                      Subscriber
--------------------------------------------------------------------------------



"John C R Cumming"


John C. R. Cumming                                    One (1) Common Share
4908 Pine Crescent,                                   without par value
Vancouver, B.C.  V6M 3P6
Barrister & Solicitor
--------------------------------------------------------------------------------


Total shares taken:                                   One (1) Common Share
                                                      without par value

--------------------------------------------------------------------------------


Dated at Vancouver, B.C. this 18th day of November, 1999.

                            ARTICLES OF ASSOCIATION

                                       OF

                          SPECTACULAR ATTRACTIONS INC.



                                TABLE OF CONTENTS

PART               ARTICLE               SUBJECT

1          INTERPRETATION
           1.1                    Definitions
           1.2                    References to Writing
           1.3                    Included Meanings
           1.4                    Definitions Same as Company Act
           1.5                    Interpretation Act Rules of Construction Apply

2          SHARES
           2.1                    Form of Certificate
           2.2                    Entitlement of Joint Owners to Certificate
           2.3                    Certificate for Redeemable Shares
           2.4                    Delivery of Certificates
           2.5                    Mechanically Reproduced Signatures
           2.6                    Recognition of Trusts

3          ISSUE OF SHARES
           3.1                    Directors Authorized
           3.2                    Commissions and Brokerage

4          SHARE REGISTERS
           4.1                    Branch Register of Members

5          TRANSFER OF SHARES
           5.1                    Directors' Consent Required
           5.2                    Transfer of Shares
           5.3                    Execution of Instrument of Transfer
           5.4                    Enquiry as to Title not Required
           5.5                    Submission of Instrument of Transfer
           5.6                    Transfer Fee


6          ALTERATION OF CAPITAL
           6.1                    Increase of Authorized Capital by Ordinary
                                  Resolution
           6.2                    New Shares Subject to Articles

7          PURCHASE AND
           REDEMPTION OF SHARES
           7.1                    Company authorized to Purchase its Own Shares
           7.2                    Partial Redemption of Shares

8          BORROWING POWERS
           8.1                    Powers of Directors
           8.2                    Features of Debt obligations
           8.3                    Branch Register of Debentureholders
           8.4                    Mechanically Reproduced Signatures

9          GENERAL MEETINGS
           9.1                    Extraordinary General Meetings
           9.2                    Calling of Extraordinary General Meetings
           9.3                    Notice of General Meeting
           9.4                    Postponement of Meeting Following
                                  Advance Notice
           9.5                    Notice of General Meeting at which
                                  Document to be Considered

10         PROCEEDINGS AT
           GENERAL MEETINGS
           10.1                   Special Business
           10.2                   Requirement of Quorum
           10.3                   Quorum
           10.4                   Lack of Quorum
           10.5                   Chairman
           10.6                   Alternate Chairman
           10.7                   Solicitor as Chairman
           10.8                   Adjournments
           10.9                   Resolutions Need Not be Seconded
           10.10                  Decisions by Show of Hands or Poll
           10.11                  Casting Vote
           10.12                  Chairman to Determine Disputes
           10.13                  Polls
           10.14                  Casting of Votes
           10.15                  Ordinary Resolution Sufficient

11         VOTES OF MEMBERS
           11.1                   Number of Votes Per Share of Member
           11.2                   Representative of Corporate Member
           11.3                   Corporate Member May Appoint Proxyholder
           11.4                   Votes by Joint Holders
           11.5                   Votes by Committee for a Member
           11.6                   Committee May Appoint Proxyholder
           11.7                   Appointment of Proxyholders
           11.8                   Execution of Form of Proxy
           11.9                   Deposit
           11.10                  Chairman to Determine Validity
           11.11                  Form of Proxy
           11.12                  Revocation of Proxy

12         CLASS AND
           SERIES MEETINGS
           12.1                   General Meeting Provisions Apply

13         DIRECTORS
           13.1                   First and Succeeding Directors
           13.2                   Remuneration and Expenses of Directors
           13.3                   Qualification of Directors

14         ELECTION AND
           REMOVAL OF DIRECTORS
           14.1                   Election at Annual General Meetings
           14.2                   Eligibility of Retiring Directors
           14.3                   Continuance of Directors
           14.4                   Election of Less Than Fixed Number of
                                  Directors
           14.5                   Filling a Casual Vacancy
           14.6                   Additional Directors
           14.7                   Alternate Directors
           14.8                   Termination of Directorship

15         POWERS AND DUTIES
           OF DIRECTORS
           15.1                   Management of Affairs and Business
           15.2                   Appointment of Attorney

16         DISCLOSURE
           OF INTEREST
           OF DIRECTORS
           16.1                   Quorum re Proposed Contract
           16.2                   Director May Hold Office or Place
                                  of Profit with Company
           16.3                   Director Acting in Professional Capacity
           16.4                   Director Receiving Remuneration
           16.5                   From Other Interests

17         PROCEEDINGS OF
           DIRECTORS
           17.1                   Chairman and Alternate
           17.2                   Meetings - Procedure
           17.3                   Meetings by Conference Telephone
           17.4                   Notice of Meeting
           17.5                   Waiver of Notice of Meetings
           17.6                   Quorum
           17.7                   Continuing Directors May Act During Vacancy
           17.8                   Validity of Acts of Directors
           17.9                   Resolution in Writing

18         EXECUTIVE AND
           OTHER COMMITTEES
           18.1                   Appointment of Executive Committee
           18.2                   Appointment of Committees
           18.3                   Procedure at Meetings


19         OFFICERS
           19.1                   President and Secretary Required
           19.2                   Qualification, Remuneration and Duties of
                                  Officers

20         INDEMNITY AND
           PROTECTION OF
           DIRECTORS,
           AND EMPLOYEES
           20.1                   Indemnification of Directors
           20.2                   Indemnification of Officers, Employees and
                                  Agents
           20.3                   Indemnification not Invalidated by
                                  Non-compliance
           20.4                   Insurance

21         DIVIDENDS AND
           RESERVES
           21.1                   Declaration of Dividends
           21.2                   Date for Payment
           21.3                   Proportionate to Number of Shares Held
           21.4                   Reserves
           21.5                   Receipts from Joint Holders
           21.6                   No Interest on Dividends
           21.7                   Payment of Dividends
           21.8                   Capitalization of Undistributed Surplus

22         ACCOUNTING
           RECORDS
           22.1                   Accounts to be Kept
           22.2                   Inspection of Accounts

23         NOTICES
           23.1                   Method of Giving Notice
           23.2                   Notice to Joint Holders
           23.3                   Notice to Personal Representative
           23.4                   Persons to Receive Notice

24         SEAL
           24.1                   Affixation of Seal to Documents
           24.2                   Reproduction of Seal

25         MECHANICAL
           REPRODUCTION
           OF SIGNATURES
           25.1                   Mechanical Reproduction of Signatures
           25.2                   Instrument Defined

                          PROVINCE OF BRITISH COLUMBIA
                                   COMPANY ACT

                                   ARTICLES OF

                          SPECTACULAR ATTRACTIONS INC.

                                     PART 1
                                 INTERPRETATION

     1.1 In these articles, unless there is something in the subject or context inconsistent therewith:

     "Board", "Board of directors" and "directors" mean the directors or sole director of the company for the time being.

     "company" means the company named at the head of these articles.

     "Company Act" means the Company Act of the province of British Columbia as from time to time enacted and all amendments thereto and includes the regulations made pursuant thereto.

     "registered owner" or "registered holder" when used with respect to a share in the authorized capital of the company means the person registered in the register of members in respect of such share.

     "solicitor of the company" means any partner, associate or articled student of the law firm retained by the company in respect of the matter in connection with which the term is used.

     1.2 References in these articles to writing shall be construed as including references to printing, lithography, typewriting, photography, or other modes of representing or reproducing words in a visible form.

     1.3 Words in these articles importing singular include the plural and vice versa and words importing a male person include a female person and a corporation.

     1.4 Any words or phrases defined in the Company Act shall, if not inconsistent with the subject or context, bear the same meaning when used in these articles.

     1.5 The rules of construction contained in the Interpretation Act of the province of British Columbia shall apply, mutatls mutandis, the interpretation of these articles.


                                     PART 2
                          SHARES AND SHARE CERTIFICATES

     2.1 Subject to the requirements of the Company Act, every share certificate issued by the company shall be in such form as the directors approve.

     2.2 In respect of shares held jointly by several persons, the company shall not be bound to issue more than one certificate, and the delivery of a certificate for such shares to one of several joint registered holders or to this duly authorized agent shall be sufficient delivery to all.

     2.3 The company shall not be bound to issue certificates representing redeemable shares if such shares are to be redeemed within one month of the date on which they were allotted.

     2.4 Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto, and neither the company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share so sent being lost in the mail or stolen.

     2.5 A share certificate which contains printed or otherwise mechanically reproduced signatures, as may be permitted by the company Act, is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of such certificate.

     2.6 Except as required by law, statute or these articles, no person shall be recognized by the company as holding any share upon any trust, and the company shall not be bound or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in a fractional part of a share (except only as by law, statute or these articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.


                                     PART 3
                                 ISSUE OF SHARES

     3.1 Subject to the requirements of the Company Act with respect to pro rata offerings and otherwise and to any direction to the contrary, save fro a direction which, at the discretion of the directors, may not be proceeded with, contained in a resolution passed at a general meeting authorizing any increase or alteration of capital, the shares shall be under the control of the directors who may, subject to he rights of the holders of the shares of the company for the time being outstanding, issue, allot, sell or otherwise dispose of, and grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares held by the company, at such times, to such persons (including directors), in such manner, upon such terms and conditions and at such prices or for such consideration, as the directors in their absolute discretion, may determine.

     3.2 Subject to the provisions of the Company Act, the company, or the directors on behalf of the company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the company.


                                     PART 4
                                 SHARE REGISTERS

     4.1 Subject to the provisions of the Company Act, the company may keep or cause to be kept within or outside British Columbia by a trust company registered under the Trust Company Act of the Province of British Columbia one or more branch registers of members.

                                     PART 5
                               TRANSFER OF SHARES

     5.1 Notwithstanding any other provision of these articles, if the company is, or becomes:

     (a)     a company which is not a reporting company;
     (b) a reporting company that has not, with respect to any of its securities, filed a prospectus with the Superintendent of Brokers for British Columbia or any similar securities regulatory body within or outside British Columbia and obtained therefore a receipt or its equivalent; or
     (c) a reporting company that does not have any of its securities listed for trading on any stock exchange;

then no shares shall be transferred without the previous consent of the directors expressed by resolution of the Board and the directors shall not be required to give any reason for refusing to consent to any proposed transfer. The consent of the Board required by this article may be in respect of a specific proposed trade or trades generally, whether or not over a specified period of time, or by specific persons or with such other restrictions or requirements as the directors may determine.

     5.2 Subject to the provisions of the memorandum and these articles, any, member may transfer any of his shares by instrument in writing executed by or on behalf of such member and delivered to the company or its transfer agent. The instrument of transfer of any share shall be in the form, if any, on the back of the company's share certificates or in such other form as the directors may from time to time approve. Except to the extent that the company Act may otherwise provide, the transferor shall be deemed to remain the holder of any share until the name of the transferee is entered in the register of members or a branch register in respect thereof.

     5.3 The signature of the registered owner of any shares, or his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the company, its directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the company. Its directors, officers and agents to register, in the name of the company, the number of shares specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer.

     5.4 Neither the company nor any director, officer or agent thereof shall be bound to enquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person designated in writing by the person depositing the instrument of transfer with the company, or be liable to any claim by the registered owner or by an intermediate owner or holder of the certificate or of any of the shares represented, shall confer upon the person whose name the shares have been registered a valid title to such shares.

     5.5 Every instrument of transfer shall be executed by the transferor, or his duly authorized attorney, and left at the registered office of the company or at the office of its transfer agent or registrar for registration together with the share certificate for the shares to be transferred and such other evidence, if any, ass the directors or the transfer agent or registrar may require to prove the authority of any such attorney, the title of the transferor or his right to transfer the shares, and the right of the transferee to have the title transferred. All instruments of transfer, where the transfer is registered, shall be retained by the company or its transfer agent or registrar and any instrument of transfer, where the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

     5.6 There shall be paid to the company in respect of the registration of any transfer such sum, if any, as the directors may form time to time determine.


                                     PART 6
                              ALTERATION OF CAPITAL

     6.1 The company may by ordinary resolution filed with the registrar alter its memorandum to increase the authorized capital of the company by:

     (a) creating shares with par value or shares without par value, or both;
     (b) increasing the number of shares with par value or without par value, or both;
     (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

     6.2 Any new shares of the company created pursuant to an increase in the authorized capital of the company shall be subject to the provisions of these articles.


                                     PART 7
                        PURCHASE AND REDEMPTION OF SHARES

     7.1 Subject to the special rights and restrictions attached to any class or series of shares, the company may, by a resolution of the directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution.

     7.2 If the company proposes at its option to redeem some but not all of the shares of any class or series, the directors may by resolution, subject to the special rights or restrictions attached to such shares, decide the manner in which the shares to be redeemed shall be selected.


                                     PART 8
                                BORROWING POWERS

     8.1     The directors may from time to time authorize the company to:

     (a) borrow money in such manner and amount on such security form such sources and upon such terms and conditions as they in their absolute discretion think fit;
     (b) issue bonds, debentures, and other debt obligations either outright or as security for any liability or obligation of the company or and other person;
     (c) mortgage, charge, whether by way of specific or floating charge, or give other security o the undertaking, or on the whole or any part of the property and assets of the company, both present and future.

     8.2 Any bonds, debentures or other debt obligations of the company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the company, appointment of directors or otherwise and may by their terms be assignable free form any equities between the company and the person to whom they were issued or any subsequent holder thereof, all as the directors may determine.

     8.3 The company may keep or cause to be kept one or more branch registers of its debentureholders at such place or places as the directors may from time to time determine.

     8.4 A bond, debenture or other debt obligation which contains printed or otherwise mechanically reproduced signatures, as may be permitted by the Company Act, is as valid as if signed manually notwithstanding that any person whose signature is as printed or mechanically reproduced shall have ceased to hold the office that he is stated on such bond, debenture or other debt obligation at the date of the issue thereof.


                                     PART 9
                                GENERAL MEETINGS

     9.1 Any general meeting other than an annual general meeting is herein referred to as an extraordinary general meeting.

     9.2 The directors may, whenever they think fit, convene an extraordinary general meeting for whatever purpose or purposes the directors may determine.

     9.3 A notice convening a general meeting specifying the place, the day and the hour of the meeting, and, in the case of special business as defined in article 10.1, the general nature of that business, shall be given as provided in the Company Act, to members entitled to receive such notice form the company. No notice need be given of business that is not special business. Accidental omission to give notice of a meeting, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at that meeting.

     9.4 Where, in accordance with the Company Act, the company has published in prescribed manner a 56 day advance notice of a general meeting at which directors are to be elected, the company may, notwithstanding such notice, postpone the general meeting to a date other than that specified in such notice. In the event of such a postponement, the company shall publish, in the same manner prescribed for the original notice, a notice of the postponement of the meeting which notice shall include, if the date to which the meeting is postponed is known, the same information as is required by the Company Act to be included in the original notice. If the date if the date to which the meeting is postponed is not known, the notice of postponement need state only that the meeting is postponed until further notice, provided that once such date is known, the company shall publish a new 56 day notice which shall comply with the Company Act. The date to which any such meeting is postponed shall be deemed to be the date of the meeting for the purpose of complying with any time limitations in respect of general meetings prescribed by the Company Act.

     9.5 Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document or proposed document is or will be available for inspect ion by members at the registered office or the records office of the company or at some other place in British Columbia designated in the notice during normal business hours up to the date of such general meeting

                                     PART 10
                         PROCEEDINGS AT GENERAL MEETINGS

     10.1 All business shall be deemed special business which is transacted at:

     (a)     an extraordinary meeting; and
     (b) an annual general meeting other than the consideration of the financial statements and of the reports of the directors and the auditor, fixing or changing the number of directors, the election of directors, the appointment of the auditor, the fixing of the remuneration of the auditor and such other business as by these articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members or any business which is brought under consideration by the report of the directors.

     10.2 No business, other than the election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

     10.3 Subject to article 10.4, a quorum shall be one member, or one proxyholder representing members, holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member of the company, the quorum is one person present or being, or representing by proxy, such member. The directors, the Secretary or, in his absence, an Assistant Secretary, and the solicitor of the company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or be entitled to vote at any general meeting unless he is a member or proxyholder or is otherwise entitled to vote thereat.

     10.4 If within half an hour from the time appointed for a general meeting a quorum is not present the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

     10.5 The Chairman of the Board, if any, or in his absence the President of the company or in his absence a Vice-President of the company, if any, shall be entitled to preside as chairman at every general meeting of the company.

     10.6 If none of the persons referred to in article 10.5 is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the directors present shall choose one of their number or the solicitor of the company to be chairman or, if all of the directors present and the solicitor of the company decline to take the chair or the directors shall fail to so choose or if not director is present, the persons present and entitled to vote shall choose one of the their number to be chairman.

     10.7 Notwithstanding articles 10.5 and 10.6, with the consent of the meeting, which consent may be expressed by the failure of any person present and entitled to vote to object, the solicitor of the company may act as chairman of the meeting.

     10.8 The chairman may and shall, if so directed by the meeting, adjourn the meeting from the time to time and form place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not the advance notice otherwise required with respect to the election of directors, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

     10.9 No motion proposed at a general meeting need be seconded and the chairman may propose or second a motion.

     10.10 Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless, before or on the declaration of the result of a show of hands, a poll is directed by the chairman or demanded by at least one member entitled to vote who is present in person or by proxy. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, unless the poll is to be taken at some later time pursuant to article 10.13, and such decision shall be entered in the book of proceedings of the company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

     10.11 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a casting vote in addition to the vote or votes to which he may be entitled as a member or proxyholder.

     10.12 In the case of any dispute as to the admission re rejection of a vote, whether by show of hands or on a poll, the chairman shall determine the same, and his determination made in good faith shall be final and conclusive.

     10.13 No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, reasonably convenient, but in no event later than seven days after the meeting and at such time and at such place and in such manner as the chairman of the meeting directs. When the result of a poll indicates that a particular motion has carried by the requisite majority or failed, the result shall be deemed to be the result of the meeting at which the poll was demanded, takes at the time of such meeting, and such result shall be entered in the book of proceedings of the company, which entry, following destruction of the ballots cast on the poll, shall be conclusive evidence of such result. The demand for a poll shall not, unless the chairman so rules, prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

     10.14 On a poll, a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

     10.15 Unless the Company Act, the memorandum or these articles otherwise provide, any action to be taken by resolution of the members may be taken by ordinary resolution.


                                     PART 11
                                VOTES OF MEMBERS

     11.1 Subject to any special voting rights or restrictions attached to any class or series of shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person at a general meeting and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share of which he is the registered holder and may exercise such vote either in person or by proxy.

     11.2 Any corporation, not being a subsidiary of the company, which is a member of the company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any general meeting, class meeting or series meeting. The person so authorized shall be entitled, subject to producing satisfactory evidence of his authority s hereinafter provided, to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member or the company personally present, including, without limitation, the right, unless restricted by such resolution, to appoint a proxyholder to represent such corporation, and shall be counted for the purpose of forming a quorum if present at the meeting. Evidence of the appointment of any such representative shall be demonstrated by presenting to the chairman of the meeting prior to commencement of the meeting, a copy of the authorizing resolution certified under seal by the Secretary of the member corporation and by presenting evidence to the chairman of the identity of the person presenting himself as the representative. In the absence of such evidence, the chairman shall determine whether or not any such person shall be entitled to attend and vote at the meeting and such determination made in good faith shall be final and conclusive.

     11.3 Any corporation, not being a subsidiary of the company, which is a member of the company may appoint a proxyholder.

     11.4 Where there are joint members registered in respect of any share, any one of the joint members may vote at any meeting, either personally or by proxy, in respect of the share as if he were solely entitled to it. If more than one of the joint members is present at any meeting, personally r by proxy, the joint member present whose name stands first in the register in respect of the share shall alone be entitled to vote in respect of that share. Several executors or administrators of a deceased member in whose sole name any share stands shall, for the purpose of this article, be deemed joint members.

     11.5 A member of unsound mind entitled to attend vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court. Evidence of the appointment of any such committee, curator bonis or other person shall be demonstrated by presenting to the chairman of the meeting, prior to commencement of the meeting, a notarially certified copy of the court order by which he was appointed and by presenting evidence acceptable to the chairman that he is the person named in the order as appointee. In the absence of such evidence, the chairman shall determine whether or not any such committee, curator bonis, or other person shall be entitled to attend and vote at the meeting and such determination made in good faith shall be final and conclusive.

     11.6 A committee, curator bonis or other person appointed in respect of a member of unsound mind and entitled to vote as aforesaid may appoint a proxyholder.

     11.7 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more, but not more than five, proxyholders to attend, act and vote for him on the same occasion. If such member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxhyholder. A proxyholder need not be member of the company.

     11.8 A proxy shall be in writing executed by the member or his attorney duly authorized in writing, or, where the member is a corporation, by a duly authorized officer, attorney or representative appointed pursuant to article 11.2, of the corporation, or, where a proxy is given by a committee, curator bonis or other person appointed by court order or behalf of a member of unsound mind, by such committee, curator bonis or other person. A proxy executed on behalf of a member by his attorney duly authorized in wiring or on behalf of a corporate member by a duly authorized officer or corporate representative or on behalf of a member of unsound mind by his committee, curator bonis or other person duly appointed by court order, shall be accompanied by the power of attorney, the document whereby the officer or corporate representative derives his authority or the court order, as the case may be, or a notarially certified copy thereof.

     11.9 Unless some other time by which proxies must be deposited has been fixed by the directors, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the place specified for that purpose in the notice convening the meeting, not less than 48 hours, excluding Saturdays and holidays, before the time for holding the meeting or adjourned meeting in respect of which the person named in the proxy is appointed. In addition to any other method of depositing proxies provided for in these articles, the directors may from time to time by resolution make regulations relating to the depositing of proxies at any place or places and, subject to the Company Act, fixing the time or times for depositing the proxies preceding the meeting or adjourned meeting specified in the notice calling the meeting, and providing for particulars of such proxies to be sent to the company or any agent of the company appointed for the purpose of receiving such particulars, and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part, and votes given in accordance with such regulations shall be valid and shall be counted.

     11.10 The chairman of the meeting shall determine whether or not a proxy, deposited for use at such meeting, which may not strictly comply with the requirements of this Part as to form, execution, accompanying documentation, time of filing or otherwise shall be valid for use at such meeting and any such determination made in good faith shall be final and conclusive.

     11.11 Unless the Company Act or any statute or law which is applicable to the company or to any class or series of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the directors or the chairman of the meeting shall approve:

                          SPECTACULAR ATTRACTIONS INC.

The undersigned, being a member of the above named company, hereby

appoints                 or failing him                         as
         ----------------               -----------------------

proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the general meeting of the company to be held on the
                                                                    ------
day of         , 20    and at any adjournment thereof.
       --------    ---

     Signed this      day of              , 20   .
                 ----        -------------    ---

                         -------------------------------
                               Signature of Member

     11.12     Every proxy may be revoked by an instrument in writing

     (a) executed by the member giving the same or his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and
     (b) delivered either to the registered office of the company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law. The provisions of this article shall apply mutatis mutandis to a proxy executed by a corporate representative or by a committee, curator bonis or other person duly appointed by court order in respect of a member of unsound mind.


                                     PART 12
                            CLASS AND SERIES MEETINGS

In the event of a meeting of the members of any class or series of shares of the company, the provisions of these articles relating to the call and conduct and voting at general meetings shall apply to the extent applicable; provided however that the quorum for a class or series meeting, unless otherwise specified in the special rights or restrictions attached to the shares of the class or series, shall be one person holding or representing by proxy at least one-third of the issued shares of that class or series.


                                     PART 13
                                    DIRECTORS

     13.1 The subscribers to the memorandum of the company are the first directors. The directors, if any, to succeed the first directors may be appointed in writing by a majority of the subscribers to the memorandum or at a meeting of the subscribers or, if not so appointed, shall be elected by the members entitled to vote on the election of directors. The number of directors, excluding additional directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not

     13.2 The remuneration of the directors as such may from time to time be determined by the directors or, if the directors shall so decide, by the members. Such remuneration may be in additions to any salary or other remuneration paid to any officer or employee of the company as such who is also a director. The directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the company and if any director shall perform any professional or other services for the company that in the opinion of the directors are outside the ordinary duties of a director or shall be specially occupied in or about the company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by the company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to received. The directors on behalf of the company, unless otherwise determined by ordinary resolution, may be paid a gratuity, pension or allowance on retirement to any director who has held any salaried office or place of profit with the company or to his spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

A director shall not be required to hold a share in the capital of the company as qualification for his directorship.


                                     PART 14
                        ELECTION AND REMOVAL OF DIRECTORS

     14.1 At each annual general meeting of the company all the directors shall retire and the members entitled to vote thereat shall elect a Board of Directors.

     14.2     A retiring director shall be eligible for re-election.

     14.3 Where the company fails to hold an annual general meeting in accordance with the Company Act, the directors then in office shall be deemed to have been elected or appointed as directors pursuant to these articles on the last day on which the annual general meeting could have been held, and they may hold office until other directors are appointed or elected until the day on which the nest annual general meeting is held.

     14.4 Where the number of directors of the company has been fixed by ordinary resolution, the Board elected at any annual general meeting shall, if the number of nominees is sufficient, consist of that number. If the Board elected consists of fewer directors than the number so fixed, the vacancies remaining on the Board shall be deemed to be casual vacancies.

     14.5 Any casual vacancy occurring in the Board of Directors may be filled by the remaining directors or director.

     14.6 Regardless of the number of directors of the company as may have been fixed by ordinary resolution, between annual general meetings the directors shall have the power to appoint one or more additional directors but not more than one-third of the number of directors elected or appointed at the last general meeting

     14.7 Any director by instrument in writing delivered to the company may appoint any person to be his alternate to act in his place at meetings of the directors at which he is not present unless the directors shall have reasonably disapproved the appointment of such person as an alternate director and shall have given notice to that effect to the director appointing the alternate director with in a reasonable time after delivery of such instrument ot the company. Every such alternate shall be entitled to notice of meetings of the directors and to attend and vote as a director at a meeting at which the person appointing him is not personally present, and, if he is a director, to have a separate vote on behalf of the directors he is representing in addition to his own vote. A director may at any time by instrument, telegram, telex or any method of transmitting legibly recorded messages delivered to the company revoke the appointment of an alternate appointed by him. The remuneration payable to such an alternate, if any, shall be payable out of the remuneration of the director appointing him.

     14.8 In addition to the applicable provisions of the Company Act, a director ceases to hold office when he is convicted of an indictable offence and the other directors have unanimously resolved to remove him.

                                     PART 15
                         POWERS AND DUTIES OF DIRECTORS

     15.1 The directors shall manage or supervise the management of the affairs and business of the company and shall have the authority to exercise all such powers of the company as are not, by the Company Act or the memorandum or these articles, required to be exercised by the company in general meeting.

     15.2 The directors may from time to time, by power of attorney, appoint any person to be the attorney of the company for such purposes, and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the directors under these articles and excepting the powers of the directors relating to the constitution of the Board and of any of its subcommittees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such appointment may be made in favour of any of the members, directors, nominees or managers of any corporation, firm or joint venture and any such power of attorney may contain provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretion for the time being vested in him.


                                     PART 16
                       DISCLOSURE OF INTEREST OF DIRECTORS

     16.1 A director who is, in any way, directly or indirectly, interested in a proposed contract or transaction with the company shall be counted in the quorum at any meeting of the directors at which the proposed contract or transaction is approved.

     16.2 A director may hold any office of profit with the company, other than the office of auditor of the company, in conjunction with his office of director for such period and on such terms, as to remuneration or otherwise, as the directors may determine and no other director or intended director shall be disqualified by his office for contracting with the company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the company in which a director is in any way interested shall be liable to be voided by reason thereof.

     16.3 Subject to compliance with the Company Act, a director or his firm may act in a professional capacity for the company and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

A director may be or become a director of other officer or employee of, or otherwise interested in, any corporation or firm, whether or not the company is interested therein as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such director shall not be accountable to the company for any remuneration or other benefits received by him as a director, officer or employee of, or from his interest in, such other corporation.

                                     PART 17
                            PROCEEDINGS OF DIRECTORS

     17.1 The Chairman of the Board, if any, or in his absence, the President shall preside as chairman at every meeting of the directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the

President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the president have advised the Secretary that they will not be present at the meeting, the directors present shall choose one of their number to be chairman of the meeting. With the consent of the meeting, the solicitor of the company, if present, may act as chairman of the meeting.

     17.2 The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice, if any, as the Board may by resolution from time to time determine.

     17.3 A director may participate in a meeting of the Board or of any committee of the directors by means of conference telephones or other communications facilities by means of which all directors participating in the meeting can hear each other and provided that no director objects to such participation. A director participating in a meeting in accordance with this article shall be deemed to be present at the meeting and shall be counted in the quorum therefore and be entitled to speak and vote thereat.

     17.4 A director may, and the Secretary or an Assistant Secretary upon request of a director shall, cal a meeting of the Board at any time. Reasonable notice as such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each director and alternate director at his address as it appears on the books of the company or by leaving it at his usual business address or residential address or by telephone, telegram telex or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of directors to any director or alternate director (a) who is at the time not in the province of British Columbia or (b) is such meeting is to be held immediately following a general meeting at which such director shall have been elected or is the meeting of directors at which such director is appointed.

     17.5 Any director of the company may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until such waiver is withdrawn, no notice need be given to such director and, unless the director otherwise requires in writing to the Secretary, to his alternate director of any meeting of directors, and all meetings of directors so held shall not be deemed to have been improperly called or so constituted by reason of notice not having been given to such director or alternate director.

     17.6 The quorum necessary for the transaction of the business of the directors may be fixed by the directors and if not so fixed shall be a majority of the directors holding office at the time, or if the shall have only one director, shall be one director.

     17.7 The continuing directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number, if any, fixed pursuant to these articles as the necessary quorum of directors, the continuing directors may act for the purpose of increasing the number of directors to that number, or of summoning a general meeting of the company, but for no other purpose.

     17.8 Subject to the provisions of the Company Act, all acts done by any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any such directors or of the members of such committee or person acting as aforesaid, or that they or any of them were disqualified, be as valid as is every such person had been duly elected or appointed and was qualified to be a director.

     17.9 A resolution consented to in writing, whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the directors or their alternates shall be as valid and effectual as if it had been passed at a meeting of the directors duly called and held. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the directors and shall be effective on the date stated thereon or on the latest date stated on any counterpart.


                                     PART 18
                         EXECUTIVE AND OTHER COMMITTEES

     18.1 The directors may by resolution appoint an Executive Committee to consist of such member or members of their body as they think fit, which committee shall have, and may exercise during the intervals between the meetings of the Board, all powers vested in the Board except the power to fill vacancies in the Board, the power to change the membership of, or fill vacancies in, the Executive Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution. The Executive Committee shall keep regular minutes of its business and shall cause them to be recorded in the books kept for that purpose, and shall report the same to the Board of directors at such times as the Board of Directors may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts proposed by the Executive Committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of such committee and to fill vacancies in it. The Executive Committee may make rules for the conduct of its business and many appoint such assistants as it may deem necessary. The quorum necessary for the transaction of business of the Executive Committee shall be a majority of its members.

     18.2 The directors may by resolution appoint one or more committees consisting of such member or members of their body as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board, the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution. All committees so appointed shall keep shall keep regular minutes of their business and shall cause them to be recorded in the books kept for that purpose, and shall report the same to the Board of directors at such times as the Board of Directors may from time to time require. The directors shall have the power at any time to revoke or override the authority given to or acts proposed by any such committee, except as to acts done before such revocation or overriding, and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of its business and many appoint such assistants as it may deem necessary. The quorum necessary for the transaction of business of the Executive Committee shall be a majority of its members.

     18.3 The Executive Committee and any other committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members of the committee present and, in the case of an equality of votes, the chairman shall not have a second or casting vote. A resolution approved in writing by all the members of the Executive Committee or any other committee shall be as valid and effective as if it had been passed at a meeting of such committee duly called and constituted. Such resolution may be in two or more counterparts which together shall be deemed to constitute one resolution in writing. Such resolution shall be filed with the minutes of the proceedings of the committee and shall be effective on the date stated thereon or on the latest date stated on any counterpart.


                                     PART 19
                                    OFFICERS

     19.1 The directors shall, from time to time, appoint a President and a Secretary and such other officers, if any, as the directors shall determine and the directors may, at any time terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

     19.2 One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a director. The other officers need not be directors. The remuneration of the officers of the company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the directors. Such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may, in addition to such remuneration, be entitled to receive, after he ceases to hold such office or leaves the employment of the company, a pension or gratuity. The directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may form time to time revoke, withdraw, alter or vary all or any such functions, duties and powers. Notwithstanding the foregoing, the Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.


                                     PART 20
                           INDEMNITY AND PROTECTION OF
                        DIRECTORS, OFFICERS AND EMPLOYEES

     20.1 Subject to the provisions of the Company Act, the directors shall cause the company to indemnify a director or a former directors of the Company and the directors may cause the company to indemnify a director or a former director of a corporation of which the company is or was a shareholder, and in either case the heirs and personal representatives of any such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgement in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being of having been a director of the company or a director of such corporation, including any action brought by the company or any such corporation. Each director of the company on being elected or appointed shall be deemed to have contracted with the company on the terms of the foregoing indemnity.

     20.2 Subject to the provisions of the Company Act, the directors may cause the company to indemnify any officer, employee or agent of the company or a corporation of which the company is or was a shareholder (notwithstanding that he is also a director), and his heirs and personal representatives, against all costs, charges and expenses whatsoever incurred by him or them resulting from his acting as an officer, employee or agent of the company or such corporation. In addition, the company shall indemnify the Secretary or an Assistant Secretary of the company (if he shall not be a full time employee of the company and notwithstanding that he is also a director), and his heirs and legal representatives, against all costs, charges and expenses whatsoever incurred by him or them arising out of the functions assigned to the Secretary by the

Company Act and each such Secretary and Assistant Secretary shall on being appointed shall be deemed to have contracted with the company on the terms of the foregoing indemnity.

     20.3 The failure of a director or officer of the company to comply with the provisions of the Company Act or of the memorandum or these articles shall not invalidate any indemnity to which he is entitled under this Part.

     20.4 The directors may cause the company to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the company or as a director, officer, employee or agent of any corporation of which the company is or was a shareholder, and his heirs or personal representatives, against any liability incurred by him as a director, officer, employee or agent, as the case may be.


                                     PART 21
                              DIVIDENDS AND RESERVE

     21.1 The directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends shall be conclusive. The company may pay any such dividend wholly or in part y the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the company or any other corporation or in any one or more such ways as may be authorized by the company or any other corporation on in any one or more such ways as may be authorized by the company or the directors. Where any difficulty arises with regard to such distribution, the directors may settle the same as they think expedient, and may determine that cash payments, in substitution for all or any part of the specific assets to which any member may otherwise be entitled, shall be made to any members on the basis of the value so fixed in order to adjust the right of all parties and may vest any such specific assets in trustees for the persons entitles to the dividend as may seem expedient to the directors.

     21.2 Any dividend declared on shares of any class by the directors may be made payable on such date as is fixed by the directors.

     21.3 Subject to the rights of members, if any, holding shares with specific rights as to dividends, all dividends on shares of any class shall be declared and paid according to the number of such shares held.

     21.4 The directors may, before declaring any dividend, set aside out of funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the company or be invested in such investments as the directors may form time to time think fit. The directors may also, without placing the same in reserve, carry forward such funds as they consider prudent not to divide.

     21.5 If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

     21.6 No dividend shall bear interest against the company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

     21.7 Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extend of the sum represented thereby, plus the amount of any tax required by law to be deducted, discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

     21.8 Notwithstanding anything contained in these articles, the directors may from time to time capitalize any undistributed surplus on hand of the company and may from time to time issue as fully paid and non-assessable any unissued shares, or any bonds, debentures or debt obligations of the company as dividend representing such undistributed surplus on hand or any part thereof.


                                     PART 22
                               ACCOUNTING RECORDS

     22.1 The company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the company in order properly to record the financial affairs and condition of the company and to comply with the Company Act.

     22.2 Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no member of the company shall be entitled to inspect the accounting records of the company.


                                     PART 23
                                     NOTICES

     23.1 A notice, statement or report may be given or delivered by the company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed to be effected by properly addressing, preparing and mailing the notice, statement or report and to have been given on the day, Saturdays and holidays excepted, following the date of mailing. A certificate, signed by the Secretary or other officer of the company or of any other corporation acting in that behalf for the company, stating in the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

     23.2 A notice, statement or report may be given or delivered by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

     23.3 A notice, statement or report may be given or delivered by the company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it by mail, prepaid, addressed to them by name or by the title of representatives of the deceased or incapacitated person or trustee of the bankrupt, or by any like description, at the address, if any supplied to the company for such purpose by the persons claiming to be so entitled, or, until such address has been so supplied, by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

     23.4 Notice of every general meeting or meeting of members holding shares of a particular class or series shall be given in a manner hereinbefore authorized to every member holding, at the time of the issue of the notice or the date fixed for determining the members entitled to such notice, whichever is the earlier, shares which confer the right of notice of and to attend and vote at any such meeting. No other person except the auditor of the company and the directors of the company shall be entitled to receive notice of such meeting.


                                     PART 24
                                      SEAL

     24.1 The directors may provide a seal for the company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely:

     (a)     any two directors; or
     (b) one of the Chairman of the Board, the President, the Managing Director, a director and a Vice President together with one of the Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Secretary, and Assistant Treasurer or an Assistant Secretary-Treasurer; or
     (c)     If the company shall have only one member, the President alone; or
     (d) such person or persons as the directors may from time to time by resolution appoint.

     24.2 And the said directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under seal true copies of any instrument shall sign such instrument. For the purpose of certifying under seal true copies of any document or resolution, the seal may be affixed in the presence of any one director or officer. Any document to which the seal of the company is affixed in accordance with the provisions of this article shall be deemed for all purposes to be a valid and binding obligation of the company in accordance with its terms.

     24.2 To enable the seal of the company to be affixed to any bonds, debentures, share certificates, or other securities of the company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the company are, in accordance with the Company Act or these articles, printed or otherwise mechanically reproduced, there may be delivered to the firm or person employed to engrave, lithograph or print such definitive on interim bonds, debentures, share certificates or other securities one or more unmounted dies reproducing the company's seal and the Chairman of the Board, the President, the Managing Director, or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or person to cause the company's seal to be affixed to such definitive or interim bonds, debentures, share certificates, or other securities by the use of such dies. Bonds, debentures, share certificates, or other securities to which the company's seal has been so affixed shall for all purposes be deemed to be under and to bear the company's seal lawfully affixed thereto.

                                     PART 25
                      MECHANICAL REPRODUCTION OF SIGNATURES

     25.1 The signature of any officer, director, registrar, branch registrar, transfer agent or branch agent of the company, unless otherwise required by the Company Act or by these articles, may, if authorized by the directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the company or any officer thereof. Any instrument on which the signature of any such person is so reproduced shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be as valid to all intents as is such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold the office that he is stated on such instrument to hold at the date of delivery or issue of such instrument

     25.2 The term "instrument" as used in article 25.1 shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligations, shares and share warrants of the company, bonds, debentures and other debt obligations of the company and all paper writings.




/s/ John C R Cumming
--------------------------------


John C.R. Cumming


November 18, 1999

                        -----------------------------------
                         GREGORY S. YANKE LAW CORPORATION
                        -----------------------------------

                          200 - 675 West Hastings Street
                           Vancouver, British Columbia
                                     V6B 1N2
                           Telephone:  (604) 681-7600
                           Facsimile:  (604) 681-7622
                           E-Mail:  greg@yankelaw.com


April 24, 2001

Spectacular Attractions Inc.
501 - 1200 West Pender Street
Vancouver, British Columbia
V6C 2S9

Dear Sirs:

Re:     Legal Opinion
---------------------

I have acted for Spectacular Attractions Inc., a British Columbia corporation (the "Company") in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities & Exchange Commission (the "Commission") relating to the offering of certain common shares in the Company's capital stock.

In rendering the opinion set forth below, I have reviewed:

1. the Registration Statement and the Exhibits attached thereto dated April 20, 2001;

2.     the Company's Articles of Incorporation;

3.     the Company's Memorandum of Incorporation;

4. certain records of the Company's corporate proceeding as reflected in its minute books; and

5.     such statutes, records and other documents as I have deemed relevant.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, I am of the opinion that the common shares of the Company are validly issued, fully paid and nonassessable. This opinion is based on British Columbia general corporate law.

Yours truly,

GREGORY S. YANKE LAW CORPORATION

PER:  /s/ Greg Yanke

GREG YANKE

                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Spectacular Attractions Inc. on Form SB-2 of our Auditors' Report, dated March 19, 2001, on the balance sheet of Spectacular Attractions Inc. as of November 30, 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada                                           /s/ Morgan & Company

April 17, 2001                                             Chartered Accountants